UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 2004
                                                          ---------------

                           CONSTELLATION BRANDS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    001-08495
                            ------------------------
                            (Commission File Number)

               Delaware                                          16-0716709
     ----------------------------                            -------------------
     (State or other jurisdiction                            (IRS Employer
     of incorporation)                                       Identification No.)


            370 Woodcliff Drive, Suite 300, Fairport, New York 14450
            --------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


                                 (585) 218-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Unless the context otherwise requires, the term "Company" refers to Constellation Brands, Inc. and its subsidiaries. On May 14, 2004, the Company filed its Annual Report on Form 10-K for the fiscal year ended February 29, 2004, with the Securities and Exchange Commission. As reported in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004, subsequent to May 31, 2004, four subsidiaries of the Company became Subsidiary Guarantors (as defined below) under the Company's existing indentures.

     The information included in this Current Report on Form 8-K does not in any way restate or revise the financial position, results of operations or cash flows in any previously reported Consolidated Balance Sheet, Consolidated Statement of Income or Consolidated Statement of Cash Flows of the Company. As noted below, the information included herein reflects changes only to the disclosures related to the condensed consolidating financial information set forth in Note 21 to the consolidated financial statements.

     Consistent with Rule 3-10(f) of Regulation S-X, Note 21 to the Company's audited consolidated financial statements for the fiscal year ended February 29, 2004 (included as part of Exhibit 99.1 hereto) provides the condensed consolidating balance sheets as of February 29, 2004, and February 28, 2003, the condensed consolidating statements of income and cash flows for each of the three years in the period ended February 29, 2004, for the Company, the parent company, the combined subsidiaries which guarantee the Company's senior notes and senior subordinated notes ("Subsidiary Guarantors") and the combined subsidiaries of the Company which are not Subsidiary Guarantors as if the new Subsidiary Guarantors had been in place as of and for all periods presented. This Form 8-K is being filed in order to incorporate the information herein by reference into the Company's currently effective and filed registration statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

No.      Description
----     -----------

23.1     Consent of KPMG LLP.

23.2     Information Regarding Consent of Arthur Andersen LLP.

99.1 Audited consolidated financial statements of the Company for the fiscal year ended February 29, 2004, conformed to reflect the Company's condensed consolidating financial information as if the new Subsidiary Guarantors had been in place as of and for all periods presented.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                CONSTELLATION BRANDS, INC.


Dated:  August 19, 2004                      By:/s/ Thomas S. Summer
                                                --------------------------------
                                                Thomas S. Summer, Executive Vice
                                                President and Chief Financial
                                                Officer

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

23.1 Consent of KPMG LLP (filed herewith).

23.2 Information regarding consent of Arthur Andersen LLP (filed herewith).

(24) POWER OF ATTORNEY

     Not Applicable.

(99) ADDITIONAL EXHIBITS

99.1 Audited consolidated financial statements of the Company for the fiscal year ended February 29, 2004, conformed to reflect the Company's condensed consolidating financial information as if the new Subsidiary Guarantors had been in place as of and for all periods presented (filed herewith).

                                  EXHIBIT 23.1
                                  ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Constellation Brands, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-63480 and 333-110718) and Form S-8 (Nos. 33-26694, 33-56557,
333-88391, 333-57912 and 333-68180) of Constellation Brands, Inc. of our report dated April 7, 2004, except as to Note 21, which is as of August 4, 2004, with respect to the consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 29, 2004 and February 28, 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which report appears in the Form 8-K of Constellation Brands, Inc. dated August 19, 2004, and to the reference to our firm under the heading "Experts" in the Registration Statements on Form S-3 (Nos. 333-63480 and 333-110718).

Our report refers to our audit of the disclosures added and reclassifications and adjustments that were applied to restate the February 28, 2002 consolidated financial statements, which were applied to reflect the adoption of recent accounting pronouncements, a change in the Company's reportable segments, and an adjustment of stock-based compensation disclosures, as more fully described in Notes 1, 2, 5, 11 and 22 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the February 28, 2002 consolidated financial statements other than with respect to such disclosures, reclassifications and adjustments.

                                /s/ KPMG LLP

Rochester, New York
August 19, 2004

                                  EXHIBIT 23.2
                                  ------------

              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11 (a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement. In August of 2002, Arthur Andersen LLP ("Andersen") ceased operations. Accordingly, Andersen is unable to consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-8 file numbers 33-26694, 33-56557, 333-88391, 333-57912 and
333-68180 and Form S-3 file numbers 333-63480 and 333-110718 (the "Registration Statements") of Andersen's audit report with respect to Constellation Brands, Inc.'s consolidated financial statements as of February 28, 2002 and February 28, 2001 and for the three years ended February 28, 2002. Under these circumstances, Rule 437a under the Securities Act permits Constellation Brands, Inc. to file its Current Report on Form 8-K dated August 19, 2004 (the "Form 8-K"), of which this Exhibit 23.2 forms a part, which Form 8-K is incorporated by reference into the Registration Statements, without a written consent from Andersen. As a result, with respect to transactions in Constellation Brands, Inc. securities pursuant to the Registration Statements that occur subsequent to the date the Form 8-K is filed with the Securities and Exchange Commission, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen or any omissions of a material fact required to be stated therein. Accordingly, no one would be able to assert a claim against Andersen under Section 11(a) of the Securities Act, based upon the incorporation by reference from this Form 8-K into the Registration Statements, because Andersen has not consented to the incorporation by reference of its audit report into the Registration Statements.

                                  EXHIBIT 99.1
                                  ------------

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY
                  FOR THE FISCAL YEAR ENDED FEBRUARY 29, 2004,
CONFORMED TO REFLECT THE COMPANY'S CONDENSED CONSOLIDATING FINANCIAL INFORMATION
              AS IF THE NEW SUBSIDIARY GUARANTORS HAD BEEN IN PLACE
                      AS OF AND FOR ALL PERIODS PRESENTED

                    REPORT OF INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


The Board of Directors and Stockholders
Constellation Brands, Inc.:

We have audited the accompanying consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 29, 2004 and February 28, 2003 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The February 28, 2002 consolidated statements of income, changes in stockholders' equity and cash flows of Constellation Brands, Inc. and subsidiaries were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements, before the revisions described in Notes 1, 2, 5, 11 and 22 to the consolidated financial statements, in their report dated April 9, 2002.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Constellation Brands, Inc. and subsidiaries as of February 29, 2004 and February 28, 2003, and the results of their operations and their cash flows for the years then ended, in conformity with the standards of the Public Company Accounting Oversight Board (United States).

As discussed above, the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of Constellation Brands, Inc. and subsidiaries for the year ended February 28, 2002 were audited by other auditors who have ceased operations. As described in Note 5, the consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of March 1, 2002. In our opinion, these disclosures for 2002 in Note 5 are appropriate. Additionally, as described in Note 2, the consolidated statement of income for the year ended
February 28, 2002 has been revised to reflect reclassifications of certain consumer and trade promotional expenses as required by Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (EITF 01-9), which was also adopted by the Company as of March 1, 2002; as described in Notes 2 and 11, the consolidated statement of income and disclosure for income taxes for the year ended February 28, 2002 have been revised to reflect the reclassification of the extraordinary loss, net of income taxes, related to the extinguishment of debt by increasing selling, general and administrative expenses and adjusting the provision for income taxes as required by Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (FASB No. 145), which was fully adopted by the Company as of March 1, 2003; as described in Note 1, the proforma disclosures of net income and earnings per common share related to stock-based compensation for the year ended February 28, 2002 have been adjusted from the amounts originally reported; and as described in Note 22, the Company changed the composition of its reportable segments, and the amounts in the 2002 consolidated financial statements relating to reportable segments have been restated to conform to the current composition of reportable segments. We audited the adjustments that were applied to restate the 2002 consolidated financial statements for the adoption of EITF 01-9 and FASB No. 145, to restate the disclosure of amounts of pro forma net income and earnings per share related to stock-based compensation for the year ended
February 28, 2002 and to restate the disclosures for reportable segments reflected in the 2002 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the February 28, 2002 consolidated statements of income, changes in stockholders' equity and cash flows of Constellation Brands, Inc. and subsidiaries, other than with respect to such disclosures and adjustments; accordingly, we do not express an opinion or any other form of assurance on the February 28, 2002 consolidated financial statements taken as a whole.

                                  /s/ KPMG LLP

Rochester, New York
April 7, 2004, except as to Note 21,
which is as of August 4, 2004

THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP. AS DESCRIBED IN NOTE 2 TO THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS, IN THE YEAR ENDED FEBRUARY 28, 2003, THE COMPANY ADOPTED THE PROVISIONS OF EMERGING ISSUES TASK FORCE ISSUE NO. 01-9, ACCOUNTING FOR CONSIDERATION GIVEN BY A VENDOR TO A CUSTOMER, WHICH REQUIRED RECLASSIFICATION OF CERTAIN CONSUMER AND TRADE PROMOTIONAL EXPENSES IN CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED FEBRUARY 28, 2002. ALSO, IN THE YEAR ENDED FEBRUARY 28, 2003, THE COMPANY ADOPTED STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142, GOODWILL AND OTHER INTANGIBLE ASSETS (SFAS NO.
142).  INCLUDED  IN  NOTE  5  ARE  TRANSITIONAL  DISCLOSURES  FOR THE YEAR ENDED
FEBRUARY 28, 2002 THAT ARE REQUIRED BY SFAS NO. 142. IN THE YEAR ENDED FEBRUARY 29, 2004, THE COMPANY ADOPTED THE PROVISIONS OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS, WHICH REQUIRES THE RECLASSIFICATION OF THE EXTRAORDINARY LOSS RELATED TO THE EXTINGUISHMENT OF DEBT RECORDED IN THE YEAR ENDED FEBRUARY 28, 2002, BY INCREASING SELLING, GENERAL AND ADMINISTRATIVE EXPENSES AND DECREASING THE PROVISION FOR INCOME TAXES. NOTES 2 AND 11 REFLECT THE ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF INCOME AND DISCLOSURE FOR INCOME TAXES FOR THE YEAR ENDED FEBRUARY 28, 2002. ALSO, AS DESCRIBED IN NOTE 1 TO THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS, IN THE YEAR ENDED FEBRUARY 28, 2003, THE COMPANY ADJUSTED THE PRO FORMA DISCLOSURE OF NET INCOME AND EARNINGS PER COMMON SHARE RELATED TO STOCK-BASED COMPENSATION FOR THE YEAR ENDED FEBRUARY 28, 2002 FROM THE AMOUNTS ORIGINALLY REPORTED. LASTLY, AS DESCRIBED IN NOTE 22 TO THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS, IN THE YEAR ENDED FEBRUARY 29, 2004, THE COMPANY CHANGED THE COMPOSITION OF ITS REPORTABLE SEGMENTS. AMOUNTS FOR THE YEAR ENDED FEBRUARY 28, 2002, HAVE BEEN RESTATED TO CONFORM TO THE CURRENT COMPOSITION OF REPORTABLE SEGMENTS. THE ARTHUR ANDERSEN LLP REPORT DOES NOT EXTEND TO THESE CHANGES IN THE 2002 CONSOLIDATED FINANCIAL STATEMENTS. THE TRANSITIONAL DISCLOSURES IN AND THE ADJUSTMENTS TO THE FISCAL 2002 CONSOLIDATED FINANCIAL STATEMENTS WERE REPORTED ON BY KPMG LLP AS STATED IN THEIR REPORT APPEARING HEREIN.



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Constellation Brands, Inc.:

We have audited the accompanying consolidated balance sheets of Constellation Brands, Inc. (a Delaware corporation) and subsidiaries as of February 28, 2002 and February 28, 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Constellation Brands, Inc. and subsidiaries as of February 28, 2002 and February 28, 2001, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2002 in conformity with accounting principles generally accepted in the United States.

                                          /s/  Arthur Andersen LLP


Rochester, New York
April 9, 2002


                       CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share and per share data)

                                                           February 29,      February 28,
                                                               2004              2003
                                                           ------------      ------------
                      ASSETS
                      ------
CURRENT ASSETS:
  Cash and cash investments                                $     37,136      $     13,810
  Accounts receivable, net                                      635,910           399,095
  Inventories, net                                            1,261,378           819,912
  Prepaid expenses and other                                    137,047            97,284
                                                           ------------      ------------
    Total current assets                                      2,071,471         1,330,101
PROPERTY, PLANT AND EQUIPMENT, net                            1,097,362           602,469
GOODWILL                                                      1,540,637           722,223
INTANGIBLE ASSETS, net                                          744,978           382,428
OTHER ASSETS                                                    104,225           159,109
                                                           ------------      ------------
  Total assets                                             $  5,558,673      $  3,196,330
                                                           ============      ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
CURRENT LIABILITIES:
  Notes payable to banks                                   $      1,792      $      2,623
  Current maturities of long-term debt                          267,245            71,264
  Accounts payable                                              270,291           171,073
  Accrued excise taxes                                           48,465            36,421
  Other accrued expenses and liabilities                        442,009           303,827
                                                           ------------      ------------
    Total current liabilities                                 1,029,802           585,208
                                                           ------------      ------------
LONG-TERM DEBT, less current maturities                       1,778,853         1,191,631
                                                           ------------      ------------
DEFERRED INCOME TAXES                                           187,410           145,239
                                                           -----------       ------------
OTHER LIABILITIES                                               184,989            99,268
                                                           ------------      ------------
COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value-
    Authorized, 1,000,000 shares;
    Issued, 170,500 shares at February 29, 2004, and
    none at February 28, 2003 (Aggregate liquidation
    preference of $172,951 at February 29, 2004)                      2              -
  Class A Common Stock, $.01 par value-
    Authorized, 275,000,000 shares;
    Issued, 97,150,219 shares at February 29, 2004,
    and 81,435,135 shares at February 28, 2003                      971               814
  Class B Convertible Common Stock, $.01 par value-
    Authorized, 30,000,000 shares;
    Issued, 14,564,630 shares at February 29, 2004,
    and 14,578,490 shares at February 28, 2003                      146               146
  Additional paid-in capital                                  1,024,048           469,724
  Retained earnings                                           1,010,193           795,525
  Accumulated other comprehensive income (loss)                 372,302           (59,257)
                                                           ------------      ------------
                                                              2,407,662         1,206,952
                                                           ------------      ------------
  Less-Treasury stock-
  Class A Common Stock, 2,583,608 shares at
    February 29, 2004, and 2,749,384 shares at
    February 28, 2003, at cost                                  (27,786)          (29,610)
  Class B Convertible Common Stock, 2,502,900 shares
    at February 29, 2004, and February 28, 2003, at cost         (2,207)           (2,207)
                                                           ------------      ------------
                                                                (29,993)          (31,817)
                                                           ------------      ------------
  Less-Unearned compensation-restricted stock awards                (50)             (151)
                                                           ------------      ------------
    Total stockholders' equity                                2,377,619         1,174,984
                                                           ------------      ------------
  Total liabilities and stockholders' equity               $  5,558,673      $  3,196,330
                                                           ============      ============

               The accompanying notes to consolidated financial statements are an integral part of these statements.


                             CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF INCOME
                                (in thousands, except per share data)

                                                                     For the Years Ended
                                                        -----------------------------------------------
                                                         February 29,    February 28,     February 28,
                                                             2004            2003             2002
                                                        -------------   --------------   --------------
SALES                                                   $   4,469,270   $    3,583,082   $    3,420,213
  Less - Excise taxes                                        (916,841)        (851,470)        (813,455)
                                                        -------------   --------------   --------------
    Net sales                                               3,552,429        2,731,612        2,606,758
COST OF PRODUCT SOLD                                       (2,576,641)      (1,970,897)      (1,911,598)
                                                        -------------   --------------   --------------
    Gross profit                                              975,788          760,715          695,160
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 (457,277)        (350,993)        (355,269)
RESTRUCTURING AND RELATED CHARGES                             (31,154)          (4,764)            -
                                                        -------------   --------------   --------------
    Operating income                                          487,357          404,958          339,891
GAIN ON CHANGE IN FAIR VALUE OF
  DERIVATIVE INSTRUMENTS                                        1,181           23,129             -
EQUITY IN EARNINGS OF JOINT VENTURE                               542           12,236            1,667
INTEREST EXPENSE, net                                        (144,683)        (105,387)        (114,189)
                                                        -------------   --------------   --------------
    Income before income taxes                                344,397          334,936          227,369
PROVISION FOR INCOME TAXES                                   (123,983)        (131,630)         (90,948)
                                                        -------------   --------------   --------------
NET INCOME                                                    220,414          203,306          136,421
  Dividends on preferred stock                                 (5,746)            -                -
                                                        -------------   --------------   --------------
INCOME AVAILABLE TO COMMON
  STOCKHOLDERS                                          $     214,668   $      203,306   $      136,421
                                                        =============   ==============   ==============


SHARE DATA:
Earnings per common share:
  Basic                                                 $        2.13   $         2.26   $         1.60
                                                        =============   ==============   ==============
  Diluted                                               $        2.06   $         2.19   $         1.55
                                                        =============   ==============   ==============

Weighted average common shares outstanding:
  Basic                                                       100,702           89,856           85,505
  Diluted                                                     106,948           92,746           87,825


SUPPLEMENTAL DATA RESTATED FOR
  EFFECT OF SFAS NO. 142:
    Adjusted operating income                           $     487,357   $      404,958   $      367,190
                                                        =============   ==============   ==============
    Adjusted net income                                 $     220,414   $      203,306   $      155,367
                                                        =============   ==============   ==============
    Adjusted income available to common stockholders    $     214,668   $      203,306   $      155,367
                                                        =============   ==============   ==============

    Adjusted earnings per common share:
      Basic                                             $        2.13   $         2.26   $         1.82
                                                        =============   ==============   ==============
      Diluted                                           $        2.06   $         2.19   $         1.77
                                                        =============   ==============   ==============

                    The accompanying notes to consolidated financial statements are an integral part of these statements.

                                          CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                              (in thousands, except share data)

                                                                              Accumulated
                                      Common Stock    Additional                 Other
                         Preferred  ----------------   Paid-in    Retained   Comprehensive   Treasury     Unearned
                           Stock    Class A  Class B   Capital    Earnings       Loss          Stock    Compensation    Total
                         ---------  -------  -------  ----------  ---------  -------------   --------   ------------  ----------

BALANCE, February 28,
  2001                   $    -     $   749  $   148  $  267,206  $ 455,798  $     (26,004)  $(81,478)  $       (151) $  616,268
Comprehensive income:
  Net income for
    Fiscal 2002               -        -        -           -       136,421           -          -              -        136,421
  Other comprehensive
  (loss) income, net
  of tax:
    Foreign currency
      translation
      adjustments             -        -        -           -          -            (9,239)      -              -         (9,239)
    Unrealized gain on
      cash flow hedges:
      Net derivative
        gains, net of
        tax effect
        of $105               -        -        -           -          -               212       -              -            212
      Reclassification
        adjustments,
        net of tax
        effect of $92         -        -        -           -          -              (191)      -              -           (191)
                                                                                                                      ----------
    Unrealized gain on
      cash flow hedges                                                                                                        21
                                                                                                                      ----------
  Other comprehensive
    loss, net of tax                                                                                                      (9,218)
                                                                                                                      ----------
Comprehensive income                                                                                                     127,203
Conversion of 196,798
  Class B Convertible
  Common shares to
  Class A Common shares       -           2       (2)       -          -              -          -              -           -
Exercise of 4,234,440
  Class A stock options       -          42     -         45,602       -              -          -              -         45,644
Employee stock
  purchases of 120,674
  treasury shares             -        -        -            639       -              -         1,347           -          1,986
Amortization of
  unearned restricted
  stock compensation          -        -        -           -          -              -          -               101         101
Issuance of 9,385,000
  treasury shares, net
  of fees                     -        -        -        104,714       -              -        46,765           -        151,479
Tax benefit on Class A
  stock options
  exercised                   -        -        -         12,836       -              -          -              -         12,836
Tax benefit on
  disposition of
  employee stock
  purchases                   -        -        -             65       -              -          -              -             65
Other                         -        -        -            154       -              -          -              -            154
                         ---------  -------  -------  ----------  ---------  -------------   --------   ------------  ----------

BALANCE, February 28,
  2002                        -         793      146     431,216    592,219        (35,222)   (33,366)           (50)    955,736
Comprehensive income:
  Net income for
    Fiscal 2003               -        -        -           -       203,306           -          -              -        203,306
  Other comprehensive
  (loss) income, net
  of tax:
    Foreign currency
      translation
      adjustments             -        -        -           -          -            18,521       -              -         18,521
    Reclassification
      adjustments for
      net derivative
      gains, net of
      tax effect on $13       -        -        -           -          -               (21)      -              -            (21)
    Minimum pension
      liability
      adjustment, net
      of tax effect
      of $18,681              -        -        -           -          -           (42,535)      -              -        (42,535)
                                                                                                                      ----------
  Other comprehensive
    loss, net of tax                                                                                                     (24,035)
                                                                                                                      ----------
Comprehensive income                                                                                                     179,271
Conversion of 29,900
  Class B Convertible
  Common shares to
  Class A Common
  shares                      -        -        -           -          -              -          -              -           -
Exercise of 2,096,061
  Class A stock options       -          21     -         28,148       -              -          -              -         28,169
Employee stock
  purchases of 139,062
  treasury shares             -        -        -          1,410       -              -         1,475           -          2,885
Issuance of 7,080
  restricted Class A
  Common shares               -        -        -            127       -              -            74           (201)       -
Amortization of
  unearned restricted
  stock compensation          -        -        -           -          -              -          -               100         100
Tax benefit on Class A
  stock options
  exercised                   -        -        -          8,440       -              -          -              -          8,440
Tax benefit on
  disposition of
  employee stock
  purchases                   -        -        -             74       -              -          -              -             74
Other                         -        -        -            309       -              -          -              -            309
                         ---------  -------  -------  ----------  ---------  -------------   --------   ------------  ----------

BALANCE, February 28,
  2003                        -         814      146     469,724    795,525        (59,257)   (31,817)          (151)  1,174,984
Comprehensive income:
  Net income for
    Fiscal 2004               -        -        -           -       220,414           -          -              -        220,414
  Other comprehensive
  income (loss),
  net of tax:
    Foreign currency
      translation
      adjustments,
      net of tax effect
      of $6,254               -        -        -           -          -           410,686       -              -        410,686
    Unrealized gain on
      cash flow hedges:
      Net derivative
        gains, net of
        tax effect
        of $15,714            -        -        -           -          -            38,199       -              -         38,199
      Reclassification
        adjustments,
        met of tax
        effect of $507        -        -        -           -          -            (1,250)      -              -         (1,250)
                                                                                                                      ----------
    Unrealized gain on
      cash flow hedges                                                                                                    36,949
                                                                                                                      ----------
    Unrealized loss on
      marketable equity
      securities, net
      of tax effect
      of $185                 -        -        -           -          -              (432)      -              -           (432)
    Minimum pension
      liability
      adjustment, net
      of tax effect
      of $6,888               -        -        -           -          -           (15,644)      -              -        (15,644)
                                                                                                                      ----------
  Other comprehensive
    income, net of tax                                                                                                   431,559
                                                                                                                      ----------
Comprehensive income                                                                                                     651,973
Conversion of 13,860
  Class B Convertible
  Common shares to
  Class A Common shares       -        -        -           -          -              -          -              -           -
Exercise of 2,612,311
  Class A stock options       -          26     -         36,209       -              -          -              -         36,235
Employee stock
  purchases of 165,776
  treasury shares             -        -        -          1,658       -              -         1,824           -          3,482
Issuance of 9,800,000
  Class A Common Shares       -          98     -        261,118       -              -          -              -        261,216
Issuance of 170,500
  Preferred Shares               2     -        -        164,868       -              -          -              -        164,870
Dividend on Preferred
  Shares                      -        -        -           -        (5,746)          -          -              -         (5,746)
Issuance of 3,288,913
  Class A Common
  Shares in
  connection with
  Hardy Acquisition           -          33     -         77,210       -              -          -              -         77,243
Amortization of
  unearned restricted
  stock compensation          -        -        -           -          -              -          -               101         101
Tax benefit on Class A
  stock options
  exercised                   -        -        -         13,029       -              -          -              -         13,029
Tax benefit on
  disposition of
  employee stock
  purchases                   -        -        -             82       -              -          -              -             82
Other                         -        -        -            150       -              -          -              -            150
                         ---------  -------  -------  ----------  ---------  -------------   --------   ------------  ----------

BALANCE, February 29,
  2004                   $       2  $   971  $   146  $1,024,048  $1,010,193 $     372,302   $(29,993)  $        (50) $2,377,619
                         =========  =======  =======  ==========  ========== =============   ========   ============  ==========

             The accompanying notes to consolidated financial statements are an integral part of these statements.


                                     CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (in thousands)

                                                                               For the Years Ended
                                                                    ------------------------------------------
                                                                    February 29,   February 28,   February 28,
                                                                        2004           2003           2002
                                                                    ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $    220,414   $    203,306   $    136,421

  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation of property, plant and equipment                       80,079         54,147         51,873
      Deferred tax provision                                              31,398         21,050          3,675
      Amortization of goodwill and intangible assets                      21,875          5,942         33,531
      Loss on sale of assets and restructuring charges                     5,127          7,263            324
      Loss on extinguishment of debt                                         800           -             2,590
      Stock-based compensation expense                                       233            100            101
      Amortization of discount on long-term debt                              93             60            516
      Gain on change in fair value of derivative instrument               (1,181)       (23,129)          -
      Equity in earnings of joint venture                                   (542)       (12,236)        (1,667)
      Change in operating assets and liabilities, net of effects from purchases of businesses:
          Accounts receivable, net                                       (63,036)         6,164        (44,804)
          Inventories, net                                                96,051        (40,676)       (19,130)
          Prepaid expenses and other current assets                        2,192        (11,612)           566
          Accounts payable                                               (61,647)        10,135         19,069
          Accrued excise taxes                                             7,658        (25,029)         4,502
          Other accrued expenses and liabilities                          11,417         42,882         29,960
          Other assets and liabilities, net                              (10,624)        (2,314)        (4,228)
                                                                    ------------   ------------   ------------
            Total adjustments                                            119,893         32,747         76,878
                                                                    ------------   ------------   ------------
            Net cash provided by operating activities                    340,307        236,053        213,299
                                                                    ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of businesses, net of cash acquired                       (1,069,470)          -          (472,832)
  Purchases of property, plant and equipment                            (105,094)       (71,575)       (71,148)
  Payment of accrued earn-out amount                                      (2,035)        (1,674)          -
  Proceeds from sale of assets                                            13,449          1,288         35,815
  Proceeds from sale of business                                           3,814           -              -
  Proceeds from sale of marketable equity securities                         849           -              -
  Investment in joint venture                                               -              -           (77,282)
                                                                    ------------   ------------   ------------
            Net cash used in investing activities                     (1,158,487)       (71,961)      (585,447)
                                                                    ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                             1,600,000         10,000        252,539
  Proceeds from equity offerings, net of fees                            426,086           -           151,479
  Exercise of employee stock options                                      36,017         28,706         45,027
  Proceeds from employee stock purchases                                   3,481          2,885          1,986
  Principal payments of long-term debt                                (1,282,274)      (151,134)      (260,982)
  Payment of issuance costs of long-term debt                            (33,748)           (20)        (4,537)
  Payment of dividends                                                    (3,295)          -              -
  Net (repayment of) proceeds from notes payable                          (1,113)       (51,921)        51,403
                                                                    ------------   ------------   ------------
            Net cash provided by (used in) financing activities          745,154       (161,484)       236,915
                                                                    ------------   ------------   ------------

Effect of exchange rate changes on cash and cash investments              96,352          2,241         (1,478)
                                                                    ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH INVESTMENTS                      23,326          4,849       (136,711)
CASH AND CASH INVESTMENTS, beginning of year                              13,810          8,961        145,672
                                                                    ------------   ------------   ------------
CASH AND CASH INVESTMENTS, end of year                              $     37,136   $     13,810   $      8,961
                                                                    ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                        $    137,359   $    103,161   $    122,121
                                                                    ============   ============   ============
    Income taxes                                                    $     76,990   $     67,187   $     75,054
                                                                    ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
    Fair value of assets acquired, including cash acquired          $  1,776,064   $       -      $    617,487
    Liabilities assumed                                                 (621,578)          -          (138,913)
                                                                    ------------   ------------   ------------
    Net assets acquired                                                1,154,486           -           478,574
    Less - stock issuance                                                (77,243)          -              -
    Less - direct acquisition costs accrued or previously paid            (5,939)          -              -
    Less - cash acquired                                                  (1,834)          -            (5,742)
                                                                    ------------   ------------   ------------
    Net cash paid for purchases of businesses                       $  1,069,470   $       -      $    472,832
                                                                    ============   ============   ============

    Property, plant and equipment contributed to joint venture      $       -      $       -      $     30,020
                                                                    ============   ============   ============

     The accompanying notes to consolidated financial statements are an integral part of these statements.

                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                FEBRUARY 29, 2004

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     DESCRIPTION OF BUSINESS -
     Constellation Brands, Inc. and its subsidiaries (the "Company") operate primarily in the beverage alcohol industry. The Company is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. The Company has the largest wine business in the world and is the largest multi-category supplier of beverage alcohol in the United States ("U.S."); a leading producer and exporter of wine from Australia and New Zealand; and both a major producer and independent drinks wholesaler in the United Kingdom ("U.K."). In North America, the Company distributes its products through wholesale distributors. In Australia, the Company distributes its products directly to off-premise accounts, such as major retail chains, on-premise accounts, such as hotels and restaurants, and large wholesalers. In the U.K., the Company distributes its products directly to off-premise accounts, such as major retail chains, and to other wholesalers. Through the Company's U.K. wholesale business, the Company distributes its branded products and those of other major drinks companies to on-premise accounts: pubs, clubs, hotels and restaurants.

     PRINCIPLES OF CONSOLIDATION -
     The consolidated financial statements of the Company include the accounts of Constellation Brands, Inc. and all of its subsidiaries. All intercompany accounts and transactions have been eliminated.

     MANAGEMENT'S USE OF ESTIMATES -
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION -
     Sales are recognized when title passes to the customer, which is generally when the product is shipped. Amounts billed to customers for shipping and handling are classified as sales. Sales reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, volume discounts, promotional and advertising allowances, coupons, and rebates.

     COST OF PRODUCT SOLD -
     The types of costs included in cost of product sold are raw materials, packaging materials, manufacturing costs, plant administrative support and overheads, and freight and warehouse costs (including distribution network costs). Distribution network costs include inbound freight charges and outbound shipping and handling costs, purchasing and receiving costs, inspection costs, warehousing and internal transfer costs.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -
     The types of costs included in selling, general and administrative expenses consist predominately of advertising and non-manufacturing administrative and overhead costs. Distribution network costs are not included in the Company's selling, general and administrative expenses, but are included in cost of product sold as described above. The Company expenses advertising costs as incurred, shown or distributed. Prepaid advertising costs at February 29, 2004 and February 28, 2003, were not material.

Advertising expense for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, was $116.1 million, $89.6 million and $87.0 million, respectively.

     FOREIGN CURRENCY TRANSLATION -
     The "functional currency" for translating the accounts of the Company's operations outside the U.S. is the local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of Accumulated Other Comprehensive Income (Loss) ("AOCI"). Gains or losses resulting from foreign currency denominated transactions are included in selling, general and administrative expenses in the Company's Consolidated Statements of Income. The Company engages in foreign currency denominated transactions with customers, suppliers and non-U.S. subsidiaries. Aggregate foreign currency transaction gains were $16.6 million in Fiscal 2004. Aggregate foreign currency transaction gains were not material in Fiscal 2003 and Fiscal 2002.

     CASH INVESTMENTS -
     Cash investments consist of highly liquid investments with an original maturity when purchased of three months or less and are stated at cost, which approximates market value. The amounts at February 29, 2004, and February 28, 2003, are not significant.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS -
     The Company records an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The majority of the accounts receivable balance is generated from sales to independent distributors with whom the Company has a predetermined collection date arranged through electronic funds transfer. The allowance for doubtful accounts was $17.2 million and $13.8 million as of February 29, 2004, and February 28, 2003, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS -
     To meet the reporting requirements of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the Company calculates the fair value of financial instruments using quoted market prices whenever available. When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments (such as forwards, options, swaps, etc.) which take into account the present value of estimated future cash flows.

     The carrying amount and estimated fair value of the Company's financial instruments are summarized as follows:


                                February  29,  2004        February  28,  2003
                             ------------------------   ------------------------
                               Carrying      Fair         Carrying      Fair
                                Amount       Value         Amount       Value
                             -----------  -----------   -----------  -----------
(in  thousands)
Assets:
-------
Cash and cash investments    $    37,136  $    37,136   $    13,810  $    13,810
Accounts receivable          $   635,910  $   635,910   $   399,095  $   399,095
Investment in marketable
  equity securities          $    14,945  $    14,945   $      -     $      -
Currency forward contracts   $    69,993  $    69,993   $    23,573  $    23,573

Liabilities:
------------
Notes payable to banks       $     1,792  $     1,792   $     2,623  $     2,623
Accounts payable             $   270,291  $   270,291   $   171,073  $   171,073
Long-term debt, including
  current portion            $ 2,046,098  $ 2,181,782   $ 1,262,895  $ 1,307,976
Currency forward contracts   $     1,839  $     1,839   $      -     $      -

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     CASH AND CASH INVESTMENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amounts approximate fair value due to the short maturity of these instruments.
     INVESTMENT IN MARKETABLE EQUITY SECURITIES: The fair value is estimated based on quoted market prices.
     CURRENCY FORWARD CONTRACTS: The fair value is estimated based on quoted market prices.
     NOTES PAYABLE TO BANKS: These instruments are variable interest rate bearing notes for which the carrying value approximates the fair value.
     LONG-TERM DEBT: The senior credit facility is subject to variable interest rates which are frequently reset; accordingly, the carrying value of this debt approximates its fair value. The fair value of the remaining long-term debt, which is all fixed rate, is estimated by discounting cash flows using interest rates currently available for debt with similar terms and maturities.

     DERIVATIVE INSTRUMENTS -
     As a multinational company, the Company is exposed to market risk from changes in foreign currency exchange rates and interest rates that could affect the Company's results of operations and financial condition. Accordingly, the Company's results of operations are exposed to some volatility, which is minimized or eliminated whenever possible. The amount of volatility realized will vary based upon the effectiveness and level of derivative instruments outstanding during a particular period of time, as well as the currency and interest rate market movements during that same period.

     The Company enters into derivative instruments, including interest rate swaps, foreign currency forwards, and/or purchased foreign currency options to manage interest rate and foreign currency risks. In accordance with Statement of Financial Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative
Instruments and Hedging Activities", as amended, the Company recognizes all derivatives as either assets or liabilities on the balance sheet and measures those instruments at fair value. The fair values of the Company's derivative instruments change with fluctuations in interest rates and/or currency rates and are designed so that any changes in their values are offset by changes in the values of the underlying exposures. The Company's derivative instruments are held solely to hedge economic exposures. The Company follows strict policies to manage interest rate and foreign currency risks, including prohibitions on derivative market-making or other speculative activities. As of February 29, 2004, and February 28, 2003, the Company did not have any interest rate swap agreements outstanding. As of February 29, 2004, and February 28, 2003, the Company had foreign exchange contracts outstanding with a notional value of $735.8 million and $11.6 million, respectively.

     To qualify for hedge accounting under SFAS No. 133, the details of the hedging relationship must be formally documented at inception of the arrangement, including the risk management objective, hedging strategy, hedged item, specific risk that is being hedged, the derivative instrument, how effectiveness is being assessed and how ineffectiveness will be measured. The derivative must be highly effective in offsetting either changes in the fair value or cash flows, as appropriate, of the risk being hedged. Effectiveness is evaluated on a retrospective and prospective basis based on quantitative measures.

     Certain of the Company's derivative instruments do not qualify for SFAS No. 133 hedge accounting treatment; for others, the Company does not maintain the required documentation to apply hedge accounting treatment. In both of these instances, the mark to fair value is reported currently through earnings. Furthermore, when it is determined that a derivative is not, or has ceased to be, highly effective as a hedge, the Company discontinues hedge accounting prospectively. The Company discontinues hedge accounting prospectively when (1) the derivative is no longer highly effective in offsetting changes in the cash flows of a hedged item; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; or (4) management determines that designating the derivative as a hedging instrument is no longer appropriate.

     CASH FLOW HEDGES:
     The Company is exposed to fluctuations in foreign currency cash flows related primarily to sales to third parties, intercompany sales, available for sale securities and intercompany loans and interest payments. Forward and option contracts are used to hedge some of these risks. Effectiveness is assessed based on changes in forward rates. Derivatives used to manage cash flow exposures generally mature within 24 months or less, with a maximum maturity of five years.

     The Company records the fair value of its foreign exchange contracts qualifying for cash flow hedge accounting treatment in its consolidated balance sheet with the related gain or loss on those contracts deferred in stockholders' equity (as a component of AOCI). These deferred gains or losses are recognized in the Company's Consolidated Statement of Income in the same period in which the underlying hedged items are recognized, and on the same line item as the underlying hedged items. However, to the extent that any derivative instrument is not considered to be perfectly effective in offsetting the change in the value of the hedged item, the amount related to the ineffective portion of this derivative instrument is immediately recognized in the Company's Consolidated Statement of Income.

     The Company expects $14.1 million of net gains to be reclassified from AOCI to earnings within the next 12 months. The amount of hedge ineffectiveness associated with the Company's designated cash flow hedge instruments recognized in the Company's Consolidated Statements of Income during the years ended February 29, 2004, February 28, 2003, and February 28, 2002, was immaterial. All components of the Company's derivative instruments' gains or losses are included in the assessment of hedge effectiveness. In addition, the amount of net gains reclassified into earnings as a result of the discontinuance of cash flow hedge accounting due to the probability that the original forecasted transaction would not occur by the end of the originally specified time period was immaterial for the years ended February 29, 2004, February 28, 2003, and February 28, 2002.

     FAIR VALUE HEDGES:
     Fair value hedges are hedges that offset the risk of changes in the fair values of recorded assets and liabilities, and firm commitments. The Company records changes in fair value of derivative instruments which are designated and deemed effective as fair value hedges, in earnings offset by the corresponding changes in the fair value of the hedged items.

     The Company is exposed to fluctuations in the value of foreign currency denominated receivables and payables, foreign currency investments, primarily consisting of loans to subsidiaries and cash flows related primarily to repatriation of those loans/investments. Forward contracts, generally less than 12 months in duration, are used to hedge some of these risks. Effectiveness is assessed based on changes in forward rates. Gains and losses on the derivative instruments used to hedge the foreign exchange volatility associated with foreign currency dominated receivables and payables is recorded within selling, general and administrative expenses.

     The amount of hedge ineffectiveness associated with the Company's designated fair value hedge instruments recognized in the Company's Consolidated Statements of Income during the years ended February 29, 2004, February 28, 2003, and February 28, 2002, was immaterial. All components of the Company's derivative instruments' gains or losses are included in the assessment of hedge effectiveness. There were no gains or losses recognized in earnings resulting from a hedged firm commitment no longer qualifying as a fair value hedge.

     NET INVESTMENT HEDGES:
     Net investment hedges are hedges that use derivative instruments or non-derivative instruments to hedge the foreign currency exposure of a net investment in a foreign operation. The Company manages currency exposures resulting from its net investments in foreign subsidiaries principally with debt denominated in the related foreign currency. Gains and losses on these instruments are recorded as foreign currency translation adjustment in AOCI. Currently, the Company has designated the Sterling Senior Notes and the Sterling Series C Senior Notes (as defined in Note 10) totaling (pound) 155.0 million aggregate principal amount as a hedge against the net investment in the Company's U.K. subsidiary. For the years ended February 29, 2004, February 28, 2003, and February 28, 2002, net (losses) gains of ($45.9) million, ($24.0) million, and $4.4 million, respectively, are included in foreign currency translation adjustments within AOCI.

     COUNTERPARTY CREDIT RISK:
     Counterparty risk relates to losses the Company could incur if a counterparty defaults on a derivative contract. The Company manages exposure to counterparty credit risk by requiring specified minimum credit standards and diversification of counterparties. The Company enters into master agreements with our counterparties that allow netting of certain exposures in order to manage this risk. All of the Company's counterpart exposures are with counterparts that have investment grade ratings. The Company has procedures to monitor the credit exposure for both mark to market and future potential exposures.

     INVENTORIES -
     Inventories are stated at the lower of cost (computed in accordance with the first-in, first-out method) or market. Elements of cost include materials, labor and overhead and are classified as follows:


                              February 29,   February 28,
                                  2004           2003
                              ------------   ------------
(in thousands)
Raw materials and supplies    $     49,633   $     26,472
In-process inventories             803,200        534,073
Finished case goods                408,545        259,367
                              ------------   ------------
                              $  1,261,378   $    819,912
                              ============   ============

     A substantial portion of barreled whiskey and brandy will not be sold within one year because of the duration of the aging process. All barreled whiskey and brandy are classified as in-process inventories and are included in current assets, in accordance with industry practice. Bulk wine inventories are also included as in-process inventories within current assets, in accordance with the general practices of the wine industry, although a portion of such inventories may be aged for periods greater than one year. Warehousing, insurance, ad valorem taxes and other carrying charges applicable to barreled whiskey and brandy held for aging are included in inventory costs.

     The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company's forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of goods sold. If the future demand for the Company's products is less favorable than the Company's forecasts, then the value of the inventories may be required to be reduced, which would result in additional expense to the Company and affect its results of operations.

     PROPERTY, PLANT AND EQUIPMENT -
     Property, plant and equipment is stated at cost. Major additions and betterments are charged to property accounts, while maintenance and repairs are charged to operations as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income.

     DEPRECIATION -
     Depreciation is computed primarily using the straight-line method over the following estimated useful lives:


                              Depreciable Life in Years
                              -------------------------
Land improvements                     15 to 32
Vineyards                                26
Buildings and improvements            10 to 44
Machinery and equipment                3 to 35
Motor vehicles                         3 to 7

     GOODWILL AND OTHER INTANGIBLE ASSETS -
     Effective March 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes Accounting Principles Board Opinion No. 17, "Intangible Assets." Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Additionally, in the year of adoption, a transitional impairment test is also required. The Company uses December 31 as its annual impairment test measurement date. Intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives and are also subject to review for impairment. Upon adoption of SFAS No. 142, the Company determined that certain of its intangible assets met the criteria to be considered indefinite lived and, accordingly, ceased their amortization effective March 1, 2002. These intangible assets consisted principally of trademarks. The Company's trademarks relate to well established brands owned by the Company which were previously amortized over 40 years. Intangible assets determined to have a finite life, primarily distribution agreements, continue to be amortized over their estimated useful lives which did not require modification as a result of adopting SFAS No. 142. Nonamortizable intangible assets are tested for impairment in accordance with the provisions of SFAS No. 142 and amortizable intangible assets are tested for impairment in accordance with the provisions of SFAS No. 144 (as defined below). Note 6 provides a summary of intangible assets segregated between amortizable and nonamortizable amounts. No instances of impairment were noted on the Company's goodwill and other intangible assets for the years ended February 29, 2004, February 28, 2003, and February 28, 2002.

     OTHER ASSETS -
     Other assets include the following: (i) deferred financing costs which are stated at cost, net of accumulated amortization, and are amortized on an effective interest basis over the term of the related debt; (ii) derivative assets which are stated at fair value (see discussion above); (iii) investments in marketable securities which are stated at fair value (see Note 7); and (iv) investments in joint ventures which are carried under the equity method of accounting (see Note 8).

     LONG-LIVED ASSETS IMPAIRMENT -
     Effective March 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). In accordance with SFAS No. 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.

     Pursuant to this policy and in connection with the restructuring plan of the Constellation Wines segment (see Note 20), the Company recorded losses of $2.1 million on the disposal of certain property, plant and equipment in Fiscal 2004. These losses are included in restructuring and related charges on the Company's Consolidated Statements of Income as they are part of the restructuring plan.

     In Fiscal 2003, the Company recorded an asset impairment charge of $4.8 million in connection with two of the production facilities disposed of in Fiscal 2004 under the Constellation Wines segment's restructuring plan. One of the facilities, which was held and used prior to its sale in the fourth quarter of Fiscal 2004, was written down to its appraised value and comprised most of the impairment charge. The other facility, which was held for sale in Fiscal 2004, was written down to a value based on the Company's estimate of salvage value. These assets were sold in the second quarter of Fiscal 2004. This impairment charge is included in restructuring and related charges on the Company's Consolidated Statements of Income since it is part of the realignment of its business operations. The impaired assets consist primarily of buildings, machinery and equipment located at the two production facilities. The charge resulted from the determination that the assets' undiscounted future cash flows were less than their carrying values.

     The Company recorded an asset impairment charge of $1.4 million in Fiscal 2002 in connection with the sale of the Stevens Point Brewery in March 2002. This charge has been included in selling, general and administrative expenses.

     INCOME TAXES -
     The Company uses the asset and liability method of accounting for income taxes. This method accounts for deferred income taxes by applying statutory rates in effect at the balance sheet date to the difference between the financial reporting and tax bases of assets and liabilities.

     ENVIRONMENTAL -
     Environmental expenditures that relate to current operations or to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities for environmental risks or components thereof are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the completion of a feasibility study or the Company's commitment to a formal plan of action. Liabilities for environmental costs were not material at February 29, 2004, and February 28, 2003.

     EARNINGS PER COMMON SHARE -
     Basic earnings per common share excludes the effect of common stock equivalents and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period for Class A Common Stock and Class B Convertible Common Stock. Diluted earnings per common share reflects the potential dilution that could result if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted earnings per common share assumes the exercise of stock options using the treasury stock method and assumes the conversion of Preferred Stock (see Note 16) using the "if converted" method.

     STOCK-BASED EMPLOYEE COMPENSATION PLANS -
     As of February 29, 2004, the Company has four stock-based employee compensation plans, which are described more fully in Note 16. The Company applies the intrinsic value method described in Accounting Principles Board
Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for these plans. In accordance with APB No. 25, the compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The Company utilizes the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," as amended. Options granted under the Company's plans have an exercise price equal to the market value of the underlying common stock on the date of grant; therefore, no incremental compensation expense has been recognized for grants made to employees under the Company's stock option plans. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.


                                                     For the Years Ended
                                          ------------------------------------------
                                          February 29,   February 28,   February 28,
                                              2004           2003           2002
                                          ------------   ------------   ------------
(in thousands, except per share data)
Net income, as reported                   $    220,414   $    203,306   $    136,421
Add: Stock-based employee
  compensation expense included in
  reported net income, net of related
  tax effects                                      160            248            153
Deduct: Total stock-based employee
  compensation expense determined
  under fair value based method for
  all awards, net of related tax effects       (16,582)       (13,695)       (25,609)
                                          ------------   ------------   ------------
Pro forma net income                      $    203,992   $    189,859   $    110,965
                                          ============   ============   ============

Earnings per common share:
  Basic--as reported                      $       2.13   $       2.26   $       1.60
  Basic--pro forma                        $       1.97   $       2.11   $       1.30

  Diluted--as reported                    $       2.06   $       2.19   $       1.55
  Diluted--pro forma                      $       1.90   $       2.03   $       1.25

     As reported in the Company's Annual Report on Form 10-K for the year ended February 28, 2003, pro forma net income for the year ended February 28, 2002, was adjusted from the amount originally reported to properly reflect the increased expense, net of income tax benefits, primarily attributable to the accelerated vesting of certain options during Fiscal 2002. The accelerated vesting was attributable to the attainment of preexisting performance rights set forth in the stock option grants. The impact of the accelerated vesting was not reflected in the Fiscal 2002 amount originally reported. The pro forma net income amount reflected above for Fiscal 2002 was reduced by $12.9 million for this matter. Basic pro forma earnings per common share and diluted pro forma earnings per common share for Fiscal 2002 were reduced by $0.15 and $0.16, respectively.

2.   RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS:

     Effective March 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143 ("SFAS No. 143"), "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The adoption of SFAS No. 143 did not have a material impact on the Company's consolidated financial statements.

     Effective March 1, 2003, the Company completed its adoption of Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds Statement of Financial Accounting Standards No. 4 ("SFAS No. 4"), "Reporting Gains and Losses from Extinguishment of Debt," Statement of Financial Accounting Standards No. 44, "Accounting for Intangible Assets of Motor Carriers," and Statement of Financial Accounting Standards No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." In addition, SFAS No. 145 amends Statement of Financial Accounting Standards No. 13, "Accounting for Leases," to eliminate an inconsistency between required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Lastly, SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of the provisions rescinding SFAS No. 4 resulted in a reclassification of the extraordinary loss related to the extinguishment of debt recorded in the fourth quarter of Fiscal 2002 ($1.6 million, net of income taxes), by increasing selling, general and administrative expenses ($2.6 million) and decreasing the provision for income taxes ($1.0 million). The adoption of the remaining provisions of SFAS No. 145 did not have a material impact on the Company's consolidated financial statements.

     Effective March 1, 2003, the Company completed its adoption of Statement of Financial Accounting Standards No. 148 ("SFAS No. 148"), "Accounting for
Stock-Based  Compensation--Transition  and  Disclosure."  SFAS  No.  148  amends
Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Lastly, SFAS No. 148 amends Accounting Principles Board Opinion No. 28 ("APB Opinion No. 28"), "Interim Financial Reporting," to require disclosure about those effects in interim financial information. The Company has adopted the disclosure provisions only of SFAS No. 148. The adoption of SFAS No. 148 did not have a material impact on the Company's consolidated financial statements.

     Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," in its entirety. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

     Effective August 1, 2003, the Company adopted EITF Issue No. 00-21 ("EITF No. 00-21"), "Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. EITF No. 00-21 also addresses how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. The adoption of EITF No. 00-21 did not have a material impact on the Company's consolidated financial statements.

     Effective September 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150 ("SFAS No. 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within the scope of SFAS No. 150 as a liability. The adoption of SFAS No. 150 did not have a material impact on the Company's consolidated financial statements.

     Also, as reported in the Company's Annual Report on Form 10-K for the year ended February 28, 2003, effective March 1, 2002, the Company adopted EITF Issue No. 01-9 ("EITF No. 01-9"), "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)," which codified various issues related to certain promotional payments under EITF Issue No. 00-14, "Accounting for Certain Sales Incentives," EITF Issue No. 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future," and EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." EITF No. 01-9 addresses the recognition, measurement and income statement classification of consideration given by a vendor to a customer (including both a reseller of the vendor's products and an entity that purchases the vendor's products from a reseller). EITF No. 01-9, among other things, requires that certain consideration given by a vendor to a customer be characterized as a reduction of revenue when recognized in the vendor's income statement. Prior to its adoption of EITF No. 01-9 effective March 1, 2002, the Company reported such costs as selling, general and administrative expenses. As a result of adopting EITF No. 01-9, the Company restated the amounts originally reported for net sales, cost of product sold, and selling, general and administrative expenses for the year ended February 28, 2002. Net sales were reduced by $213.8 million; cost of product sold was increased by $10.1 million; and selling, general and administrative expenses were reduced by $223.9 million. This reclassification did not affect operating income or net income.

3.   ACQUISITIONS:

     TURNER ROAD VINTNERS ASSETS ACQUISITION -
     On March 5, 2001, in an asset acquisition, the Company acquired several well-known premium wine brands, including Vendange, Nathanson Creek, Heritage, and Talus, working capital (primarily inventories), two wineries in California, and other related assets from Sebastiani Vineyards, Inc. and Tuolomne River Vintners Group (the "Turner Road Vintners Assets"). The purchase price of the Turner Road Vintners Assets, including direct acquisition costs, was $279.4 million. In addition, the Company assumed indebtedness of $9.4 million. The acquisition was financed by the proceeds from the sale of the February 2001 Senior Notes (as defined in Note 10) and revolving loan borrowings under the senior credit facility. The Turner Road Vintners Assets acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $146.2 million, is no longer being amortized, but is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The results of operations of the Turner Road Vintners Assets are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     CORUS ASSETS ACQUISITION -
     On March 26, 2001, in an asset acquisition, the Company acquired certain wine brands, wineries, working capital (primarily inventories), and other related assets from Corus Brands, Inc. (the "Corus Assets"). In this acquisition, the Company acquired several well-known premium wine brands primarily sold in the northwestern United States, including Covey Run, Columbia, Ste. Chapelle and Alice White. The purchase price of the Corus Assets, including direct acquisition costs, was $48.9 million plus an earn-out over six years based on the performance of the brands. In addition, the Company assumed indebtedness of $3.0 million. As of February 29, 2004, the Company has paid an earn-out in the amount of $3.7 million. In connection with the transaction, the Company also entered into long-term grape supply agreements with affiliates of Corus Brands, Inc. covering more than 1,000 acres of Washington and Idaho vineyards. The acquisition was financed with revolving loan borrowings under the senior credit facility. The Corus Assets acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $48.5 million, is no longer being amortized, but is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The results of operations of the Corus Assets are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     RAVENSWOOD ACQUISITION -
     On July 2, 2001, the Company acquired all of the outstanding capital stock of Ravenswood Winery, Inc. (the "Ravenswood Acquisition"). The Ravenswood business produces, markets and sells super-premium and ultra-premium California wine, primarily under the Ravenswood brand name. The purchase price of the Ravenswood Acquisition, including direct acquisition costs, was $149.7 million. In addition, the Company assumed indebtedness of $2.8 million. The purchase price was financed with revolving loan borrowings under the senior credit facility. The Ravenswood Acquisition was accounted for using the purchase method; accordingly, the acquired net assets were recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired (goodwill), $99.8 million, is not amortizable and is tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The Ravenswood Acquisition was consistent with the Company's strategy of further penetrating the higher gross profit margin super-premium and ultra-premium wine categories. The results of operations of the Ravenswood business are reported in the Constellation Wines segment and have been included in the Consolidated Statements of Income since the date of acquisition.

     The following table summarizes the fair values of the assets acquired and liabilities assumed in the Ravenswood Acquisition at July 2, 2001, as adjusted for the final appraisal:

                 (in thousands)
                 Current assets                    $    34,396
                 Property, plant and equipment          14,994
                 Goodwill                               99,756
                 Trademarks                             45,600
                 Other assets                               26
                                                   -----------
                   Total assets acquired               194,772
                                                   -----------

                 Current liabilities                    12,523
                 Long-term liabilities                  32,593
                                                   -----------
                   Total liabilities assumed            45,116
                                                   -----------

                 Net assets acquired               $   149,656
                                                   ===========

     The trademarks are not subject to amortization. None of the goodwill is expected to be deductible for tax purposes.

     HARDY ACQUISITION -
     On March 27, 2003, the Company acquired control of BRL Hardy Limited, now known as Hardy Wine Company Limited ("Hardy"), and on April 9, 2003, the Company completed its acquisition of all of Hardy's outstanding capital stock. As a result of the acquisition of Hardy, the Company also acquired the remaining 50% ownership of Pacific Wine Partners LLC ("PWP"), the joint venture the Company established with Hardy in July 2001. The acquisition of Hardy along with the remaining interest in PWP is referred to together as the "Hardy Acquisition." Through this acquisition, the Company acquired Australia's largest wine producer with interests in wineries and vineyards in most of Australia's major wine regions as well as New Zealand and the United States. In addition, Hardy has significant marketing and sales operations in the United Kingdom.

     Total consideration paid in cash and Class A Common Stock to the Hardy shareholders was $1,137.4 million. Additionally, the Company recorded direct acquisition costs of $17.7 million. The acquisition date for accounting purposes is March 27, 2003. The Company has recorded a $1.6 million reduction in the purchase price to reflect imputed interest between the accounting acquisition date and the final payment of consideration. This charge is included as interest expense in the Consolidated Statement of Income for the year ended February 29, 2004. The cash portion of the purchase price paid to the Hardy shareholders and optionholders ($1,060.2 million) was financed with $660.2 million of borrowings under the Company's March 2003 Credit Agreement (as defined in Note 10) and $400.0 million of borrowings under the Company's Bridge Agreement (as defined in Note 10). Additionally, the Company issued 3,288,913 shares of the Company's Class A Common Stock, which were valued at $77.2 million based on the simple average of the closing market price of the Company's Class A Common Stock beginning two days before and ending two days after April 4, 2003, the day the Hardy shareholders elected the form of consideration they wished to receive. The purchase price was based primarily on a discounted cash flow analysis that contemplated, among other things, the value of a broader geographic distribution in strategic international markets and a presence in the important Australian winemaking regions. The Company and Hardy have complementary businesses that share a common growth orientation and operating philosophy. The Hardy Acquisition supports the Company's strategy of growth and breadth across categories and geographies, and strengthens its competitive position in its core markets. The purchase price and resulting goodwill were primarily based on the growth opportunities of the brand portfolio of Hardy. In particular, the Company believes there are growth opportunities for Australian wines in the United Kingdom, United States and other wine markets. This acquisition supports the Company's strategy of driving long-term growth and positions the Company to capitalize on the growth opportunities in "new world" wine markets.

     The  results  of  operations  of  Hardy  and  PWP   are  reported  in   the
Constellation  Wines  segment  and   have  been  included  in  the  Consolidated
Statements  of  Income  since  the  accounting  acquisition  date.

     The following table summarizes the estimated fair values of the Hardy Acquisition assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation period ended on March 27, 2004, and the Company will record final adjustments to the valuation of certain assets in the first quarter of fiscal 2005; however, these adjustments are not material. The Company is in the process of finalizing the tax bases of assets acquired and liabilities assumed. Accordingly, deferred tax assets and deferred tax liabilities associated with temporary differences may be subject to further adjustments. Estimated fair values at March 27, 2003, are as follows:

                 (in thousands)
                 Current assets                    $   535,374
                 Property, plant and equipment         332,125
                 Other assets                           27,672
                 Trademarks                            262,733
                 Goodwill                              615,251
                                                   -----------
                   Total assets acquired             1,773,155

                 Current liabilities                   294,204
                 Long-term liabilities                 325,478
                                                   -----------
                   Total liabilities assumed           619,682
                                                   -----------

                 Net assets acquired               $ 1,153,473
                                                   ===========

     The trademarks  are  not subject to amortization.   None of the goodwill is
expected  to  be  deductible  for  tax  purposes.

     The following table sets forth the unaudited pro forma results of operations of the Company for the years ended February 29, 2004, and February 28, 2003, respectively. The unaudited pro forma results of operations give effect to the Hardy Acquisition as if it occurred on March 1, 2002. The unaudited pro forma results of operations are presented after giving effect to certain adjustments for depreciation, amortization of deferred financing costs, interest expense on the acquisition financing and related income tax effects. The unaudited pro forma results of operations are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma results of operations for the year ended February 28, 2003, do not reflect total pretax nonrecurring charges of $30.3 million ($0.23 per share on a diluted basis) related to transaction costs, primarily for the payment of stock options, which were incurred by Hardy prior to the acquisition, partially offset by the one-time tax benefit from a change in Australian tax consolidation rules effective January 1, 2003, related to acquisition basis adjustments to fair value of $10.6 million ($0.11 per share on a diluted basis). The unaudited pro forma results of operations do not purport to present what the Company's results of operations would actually have been if the aforementioned transactions had in fact occurred on such date or at the beginning of the period indicated, nor do they project the Company's financial position or results of operations at any future date or for any future period.



                                                 For the Years Ended
                                             ---------------------------
                                             February 29,   February 28,
                                                 2004           2003
                                             ------------   ------------
(in thousands, except per share data)
Net sales                                    $  3,583,297   $  3,247,474
Income before income taxes                   $    346,184   $    340,412
Net income                                   $    222,835   $    216,756
Income available to common stockholders      $    217,089   $    216,756

Earnings per common share:
  Basic                                      $       2.15   $       2.33
                                             ============   ============
  Diluted                                    $       2.08   $       2.26
                                             ============   ============

Weighted average common shares outstanding:
  Basic                                           101,052         93,145
  Diluted                                         107,298         96,035

4.   PROPERTY, PLANT AND EQUIPMENT:

     The major components of property, plant and equipment are as follows:


                                             February 29,   February 28,
                                                 2004           2003
                                             ------------   ------------
(in  thousands)
Land and land improvements                   $    209,959   $     84,758
Vineyards                                          68,633         37,394
Buildings and improvements                        297,128        173,943
Machinery and equipment                           800,043        551,271
Motor vehicles                                     13,707          5,468
Construction in progress                           59,663         32,839
                                             ------------   ------------
                                                1,449,133        885,673
Less - Accumulated depreciation                  (351,771)      (283,204)
                                             ------------   ------------
                                             $  1,097,362   $    602,469
                                             ============   ============

5.   GOODWILL:

     As discussed in Note 1, effective March 1, 2002, the Company adopted SFAS No. 142. The following table presents earnings and earnings per share information for the comparative periods as if Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations," and the nonamortization provisions of SFAS No. 142 had been applied beginning March 1, 2001:


                                                    For the Years Ended
                                          ------------------------------------------
                                          February 29,   February 28,   February 28,
                                              2004           2003           2002
                                          ------------   ------------   ------------
(in thousands, except per share data)
Reported net income                       $    220,414   $    203,306   $    136,421
Add back: amortization of goodwill                -              -            16,114
Add back: amortization of intangibles
  reclassified to goodwill                        -              -             2,147
Add back: amortization of indefinite
  lived intangible assets                         -              -             9,038
Less: income tax effect                           -              -            (8,353)
                                          ------------   ------------   ------------
Adjusted net income                       $    220,414   $    203,306   $    155,367
                                          ============   ============   ============

BASIC EARNINGS PER COMMON SHARE:
Reported net income                       $       2.13   $       2.26   $       1.60
Add back: amortization of goodwill                -              -              0.19
Add back: amortization of intangibles
  reclassified to goodwill                        -              -              0.02
Add back: amortization of indefinite
  lived intangible assets                         -              -              0.11
Less: income tax effect                           -              -             (0.10)
                                          ------------   ------------   ------------
Adjusted net income                       $       2.13   $       2.26   $       1.82
                                          ============   ============   ============

DILUTED EARNINGS PER COMMON SHARE:
Reported net income                       $       2.06   $       2.19   $       1.55
Add back: amortization of goodwill                -              -              0.18
Add back: amortization of intangibles
  reclassified to goodwill                        -              -              0.03
Add back: amortization of indefinite
  lived intangible assets                         -              -              0.10
Less: income tax effect                           -              -             (0.09)
                                          ------------   ------------   ------------
Adjusted net income                       $       2.06   $       2.19   $       1.77
                                          ============   ============   ============

     The changes in the carrying amount of goodwill for the year ended February 29, 2004, are as follows:


                                                 Constellation
                                 Constellation     Beers and
                                     Wines          Spirits      Consolidated
                                 -------------   -------------   ------------
(in thousands)
Balance, February 28, 2003       $     590,263   $     131,960   $    722,223
Purchase accounting allocations        650,070            -           650,070
Foreign currency translation
  adjustments                          165,054           1,327        166,381
Purchase price earn-out                  2,412            -             2,412
Other                                     (449)           -              (449)
                                 -------------   -------------   ------------
Balance, February 29, 2004       $   1,407,350   $     133,287   $  1,540,637
                                 =============   =============   ============

     The Constellation Wines purchase accounting allocations of goodwill totaling $650.1 million consist of $615.3 million of goodwill resulting from the Hardy Acquisition, $33.4 million of goodwill previously included as part of the Company's investment in PWP, and $1.4 million of goodwill resulting from an immaterial business acquisition.

6.   INTANGIBLE ASSETS:

     The major components of intangible assets are:


                                       February 29, 2004           February 28, 2003
                                    ----------------------      ----------------------
                                      Gross        Net            Gross        Net
                                     Carrying    Carrying        Carrying    Carrying
                                      Amount      Amount          Amount      Amount
                                    ----------  ----------      ----------  ----------
(in thousands)
Amortizable intangible assets:
  Distribution agreements           $   12,883  $    4,455      $   10,158  $    4,434
  Other                                  4,021          64           4,003         370
                                    ----------  ----------      ----------  ----------
    Total                           $   16,904       4,519      $   14,161       4,804
                                    ==========                  ==========

Nonamortizable intangible assets:
  Trademarks                                       722,047                     357,166
  Agency relationships                              18,412                      20,458
                                                ----------                  ----------
    Total                                          740,459                     377,624
                                                ----------                  ----------
      Total intangible assets                   $  744,978                  $  382,428
                                                ==========                  ==========

     The difference between the gross carrying amount and net carrying amount for each item presented is attributable to accumulated amortization. Amortization expense for intangible assets was $2.6 million, $2.2 million and $13.4 million for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively. Estimated amortization expense for each of the five succeeding fiscal years is as follows:

                          (in thousands)
                          2005            $  2,823
                          2006            $  1,318
                          2007            $    341
                          2008            $     25
                          2009            $     12

7.   OTHER ASSETS:

     The major components of other assets are as follows:


                                             February 29,   February 28,
                                                 2004           2003
                                             ------------   ------------
(in thousands)
Deferred financing costs                     $     54,186   $     28,555
Derivative assets                                  41,517           -
Investment in marketable equity securities         14,945           -
Investment in joint ventures                        8,412        123,064
Other                                               7,454         18,418
                                             ------------   ------------
                                                  126,514        170,037
Less - Accumulated amortization                   (22,289)       (10,928)
                                             ------------   ------------
                                             $    104,225   $    159,109
                                             ============   ============

     The Company's investment in marketable equity securities is classified as an available-for-sale security. As such, gross unrealized losses of $0.6 million are included, net of applicable income taxes, within AOCI as of February 29, 2004. The Company uses the average cost method as its basis on which cost is determined in computing realized gains or losses. Realized gains on sales of securities during the year ended February 29, 2004, are immaterial.

     Amortization expense for other assets was included in selling, general and administrative expenses and was $19.3 million, $3.7 million and $4.0 million for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively. Amortization expense for the year ended February 29, 2004, includes $7.9 million related to amortization of the deferred financing costs associated with the Bridge Loans (as defined in Note 10). As of February 29, 2004, the deferred financing costs associated with the Bridge Loans have been fully amortized.

8.   INVESTMENT IN JOINT VENTURE:

     On March 27, 2003, as part of the Hardy Acquisition, the Company acquired the remaining 50% ownership of PWP, the joint venture formed on July 31, 2001, which was previously owned equally by the Company and Hardy. Prior to March 27, 2003, the Company's investment was accounted for under the equity method. Since the Hardy Acquisition, PWP has become a wholly-owned subsidiary of the Company and its results of operations have been included in the Consolidated Statements of Income since March 27, 2003.

     In addition, in connection with the Hardy Acquisition, the Company acquired several investments which are being accounted for under the equity method. The majority of these investments consist of 50% owned joint venture arrangements. As of February 29, 2004, the Company's investment balance in these equity investments was $8.4 million.

9.   OTHER ACCRUED EXPENSES AND LIABILITIES:

     The major components of other accrued expenses and liabilities are as follows:


                                    February 29,   February 28,
                                        2004           2003
                                    ------------   ------------
(in thousands)
Advertising and promotions          $    132,821   $     63,155
Income taxes payable                      57,065         58,347
Salaries and commissions                  49,834         35,769
Adverse grape contracts                   40,105         10,244
Interest                                  25,470         22,019
Other                                    136,714        114,293
                                    ------------   ------------
                                    $    442,009   $    303,827
                                    ============   ============

10.  BORROWINGS:

     Borrowings consist of the following:


                                                                                     February 28,
                                                    February 29, 2004                    2003
                                         ---------------------------------------     ------------
                                           Current      Long-term       Total           Total
                                         -----------   -----------   -----------     ------------
(in thousands)
Notes Payable to Banks:
-----------------------
  Senior Credit Facility -
    Revolving Credit Loans               $      -      $      -      $      -        $      2,000
  Other                                        1,792          -            1,792              623
                                         -----------   -----------   -----------     ------------
                                         $     1,792   $      -      $     1,792     $      2,623
                                         ===========   ===========   ===========     ============

Long-term Debt:
---------------
  Senior Credit Facility - Term Loans    $    60,000   $   800,000   $   860,000     $    145,363
  Senior Notes                                  -          689,099       689,099          643,229
  Senior Subordinated Notes                  200,000       250,000       450,000          450,000
  Other Long-term Debt                         7,245        39,754        46,999           24,303
                                         -----------   -----------   -----------     ------------
                                         $   267,245   $ 1,778,853   $ 2,046,098     $  1,262,895
                                         ===========   ===========   ===========     ============

     SENIOR CREDIT FACILITY -
     In connection with the Hardy Acquisition, on January 16, 2003, the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, as a lender and administrative agent (the "Administrative Agent"), and certain other lenders entered into a new credit agreement (as subsequently amended and restated as of March 19, 2003, the "March 2003 Credit Agreement"). In October 2003, the Company entered into a Second Amended and Restated Credit Agreement (the "October Credit Agreement") that (i) refinanced the then outstanding principal balance under the Tranche B Term Loan facility on essentially the same terms as the Tranche B Term Loan facility under the March 2003 Credit Agreement, but at a lower Applicable Rate (as such term is defined in the October Credit Agreement) and (ii) otherwise restated the terms of the March 2003 Credit Agreement, as amended. The October Credit Agreement was further amended during February 2004 (the "Credit Agreement"). The March 2003 Credit Agreement provided for aggregate credit facilities of $1.6 billion consisting of a $400.0 million Tranche A Term Loan facility due in February 2008, an $800.0 million Tranche B Term Loan facility due in November 2008 and a $400.0 million Revolving Credit facility (including an Australian Dollar revolving sub-facility of up to A$10.0 million and a sub-facility for letters of credit of up to $40.0 million) which expires on February 29, 2008. Proceeds of the March 2003 Credit Agreement were used to pay off the Company's obligations under its prior senior credit facility, to fund a portion of the cash required to pay the former Hardy shareholders and to pay indebtedness outstanding under certain of Hardy's credit facilities. The Company uses the remaining availability under the Credit Agreement to fund its working capital needs on an on-going basis.

     The Tranche A Term Loan facility and the Tranche B Term Loan facility were fully drawn on March 27, 2003. As of February 29, 2004, the Company has made $40.0 million of scheduled and required payments on the Tranche A Term Loan facility. In August 2003, the Company paid $100.0 million of the Tranche B Term Loan facility. In October 2003, the Company paid an additional $200.0 million of the Tranche B Term Loan facility. As of February 29, 2004, the required annual repayments of the Tranche A Term Loan and the Tranche B Term Loan are as follows:


                  Tranche A       Tranche B
                  Term Loan       Term Loan        Total
                -------------   -------------   -----------
(in thousands)
2005            $      60,000   $        -      $    60,000
2006                   80,000          54,420       134,420
2007                  100,000          54,420       154,420
2008                  120,000         119,048       239,048
2009                     -            272,112       272,112
                -------------   -------------   -----------
                $     360,000   $     500,000   $   860,000
                =============   =============   ===========

     The rate of interest payable, at the Company's option, is a function of LIBOR plus a margin, the federal funds rate plus a margin, or the prime rate plus a margin. The margin is adjustable based upon the Company's Debt Ratio (as defined in the Credit Agreement) and, with respect to LIBOR borrowings, ranges between 1.50% and 2.50%. As of February 29, 2004, the LIBOR margin for the Revolving Credit facility and the Tranche A Term Loan facility is 1.75%, while the LIBOR margin on the Tranche B Term Loan facility is 2.00%.

     The Company's obligations are guaranteed by certain subsidiaries of the Company ("Guarantors") and the Company is obligated to pledge collateral of (i) 100% of the capital stock of all of the Company's U.S. subsidiaries and (ii) 65% of the voting capital stock of certain foreign subsidiaries of the Company.

     The Company and its subsidiaries are subject to customary lending covenants including those restricting additional liens, the incurrence of additional indebtedness (including guarantees of indebtedness), the sale of assets, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to baskets, exceptions and/or thresholds. As a result of the prepayment of the Bridge Loans (as defined below) with the proceeds from the 2003 Equity Offerings (see Note 16), the requirement under certain circumstances for the Company and the Guarantors to pledge certain assets consisting of, among other things, inventory, accounts receivable and trademarks to secure the obligations under the Credit Agreement, ceased to apply. The primary financial covenants require the maintenance of a debt coverage ratio, a senior debt coverage ratio, a fixed charge ratio and an interest coverage ratio. As of February 29, 2004, the Company is in compliance with all of its covenants under its Credit Agreement.

     As of February 29, 2004, under the Credit Agreement, the Company had outstanding Tranche A Term Loans of $360.0 million bearing a weighted average interest rate of 2.9%, Tranche B Term Loans of $500.0 million bearing a weighted average interest rate of 3.2%, undrawn revolving letters of credit of $18.6 million, and $381.4 million in revolving loans available to be drawn. There were no outstanding revolving loans under the Credit Agreement as of February 29, 2004.

     BRIDGE FACILITY -
     On January 16, 2003, the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, as a lender and Administrative Agent, and certain other lenders (such other lenders, together with the Administrative Agent, are collectively referred to herein as the "Bridge Lenders") entered into a bridge loan agreement which was amended and restated as of March 26, 2003, containing commitments of the Bridge Lenders to make bridge loans (the "Bridge Loans") of up to, in the aggregate, $450.0 million (the "Bridge Agreement"). On April 9, 2003, the Company used $400.0 million of the Bridge Loans to fund a portion of the cash required to pay the former Hardy shareholders. On July 30, 2003, the Company used proceeds from the 2003 Equity Offerings to prepay the $400.0 million Bridge Loans in their entirety.

     SUBSIDIARY FACILITIES -
     The Company has additional line of credit arrangements available totaling $91.5 million and $44.5 million as of February 29, 2004, and February 28, 2003, respectively. These lines support the borrowing needs of certain of the Company's foreign subsidiary operations. Interest rates and other terms of these borrowings vary from country to country, depending on local market conditions. As of February 29, 2004, and February 28, 2003, amounts outstanding under the subsidiary revolving credit facilities were $1.8 million and $0.6 million, respectively.

     SENIOR NOTES -
     On August 4, 1999, the Company issued $200.0 million aggregate principal amount of 8 5/8% Senior Notes due August 2006 (the "August 1999 Senior Notes"). Interest on the August 1999 Senior Notes is payable semiannually on February 1 and August 1. As of February 29, 2004, the Company had outstanding $200.0 million aggregate principal amount of August 1999 Senior Notes.

     On November 17, 1999, the Company issued (pound) 75.0 million ($121.7 million upon issuance) aggregate principal amount of 8 1/2% Senior Notes due November 2009 (the "Sterling Senior Notes"). Interest on the Sterling Senior Notes is payable semiannually on May 15 and November 15. In March 2000, the Company exchanged (pound) 75.0 million aggregate principal amount of 8 1/2% Series B Senior Notes due in November 2009 (the "Sterling Series B Senior Notes") for all of the Sterling Senior Notes. The terms of the Sterling Series B Senior Notes are identical in all material respects to the Sterling Senior Notes. In October 2000, the Company exchanged (pound) 74.0 million aggregate principal amount of Sterling Series C Senior Notes (as defined below) for (pound) 74.0 million of the Sterling Series B Notes. The terms of the Sterling Series C Senior Notes are identical in all material respects to the Sterling
Series B Senior Notes. As of February 29, 2004, the Company had outstanding (pound) 1.0 million ($1.9 million) aggregate principal amount of Sterling Series B Senior Notes.

     On May 15, 2000, the Company issued (pound) 80.0 million ($120.0 million upon issuance) aggregate principal amount of 8 1/2% Series C Senior Notes due November 2009 at an issuance price of (pound) 79.6 million ($119.4 million upon issuance, net of $0.6 million unamortized discount, with an effective interest rate of 8.6%) (the "Sterling Series C Senior Notes"). Interest on the Sterling Series C Senior Notes is payable semiannually on May 15 and November 15. As of February 29, 2004, the Company had outstanding (pound) 154.0 million ($287.2 million, net of $0.5 million unamortized discount) aggregate principal amount of Sterling Series C Senior Notes.

     On February 21, 2001, the Company issued $200.0 million aggregate principal amount of 8% Senior Notes due February 2008 (the "February 2001 Senior Notes"). The net proceeds of the offering ($197.0 million) were used to partially fund the acquisition of the Turner Road Vintners Assets. Interest on the February 2001 Senior Notes is payable semiannually on February 15 and August 15. In July 2001, the Company exchanged $200.0 million aggregate principal amount of 8% Series B Senior Notes due February 2008 (the "February 2001 Series B Senior Notes") for all of the February 2001 Senior Notes. The terms of the February 2001 Series B Senior Notes are identical in all material respects to the February 2001 Senior Notes. As of February 29, 2004, the Company had outstanding $200.0 million aggregate principal amount of February 2001 Senior Notes.

     The senior notes described above are redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to 100% of the outstanding principal amount and a make whole payment based on the present value of the future payments at the adjusted Treasury rate or adjusted Gilt rate plus 50 basis points. The senior notes are unsecured senior obligations and rank equally in right of payment to all existing and future unsecured senior indebtedness of the Company. Certain of the Company's significant operating subsidiaries guarantee the senior notes, on a senior basis.

     SENIOR SUBORDINATED NOTES -
     On March 4, 1999, the Company issued $200.0 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due March 2009 ("Senior Subordinated Notes"). Interest on the Senior Subordinated Notes is payable semiannually on March 1 and September 1. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2004. As of February 29, 2004, the Company had outstanding $200.0 million aggregate principal amount of Senior Subordinated Notes. On February 10, 2004, the Company issued a Notice of Redemption for its Senior Subordinated Notes. The Senior Subordinated Notes were redeemed with proceeds from the Revolving Credit facility on March 11, 2004, at 104.25% of par plus accrued interest. In the first quarter of fiscal 2005, the Company recorded a charge of $10.3 million related to this redemption.

     On January 23, 2002, the Company issued $250.0 million aggregate principal amount of 8 1/8% Senior Subordinated Notes due January 2012 ("January 2002 Senior Subordinated Notes"). The net proceeds of the offering ($247.2 million) were used primarily to repay the Company's $195.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due in December 2003. The remaining net proceeds of the offering were used to repay a portion of the outstanding indebtedness under the Company's then existing senior credit facility. Interest on the January 2002 Senior Subordinated Notes is payable semiannually on January 15 and July 15. The January 2002 Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2007. The Company may also redeem up to 35% of the January 2002 Senior Subordinated Notes using the proceeds of certain equity offerings completed before January 15, 2005. The January 2002 Senior Subordinated Notes are unsecured and subordinated to the prior payment in full of all senior indebtedness of the Company, which includes the senior credit facility. The January 2002 Senior Subordinated Notes are guaranteed, on a senior subordinated basis, by certain of the Company's significant operating subsidiaries. As of February 29, 2004, the Company had outstanding $250.0 million aggregate principal amount of January 2002 Senior Subordinated Notes.

     TRUST INDENTURES -
     The Company's various Trust Indentures relating to the senior notes and senior subordinated notes contain certain covenants, including, but not limited to: (i) limitation on indebtedness; (ii) limitation on restricted payments;
(iii) limitation on transactions with affiliates; (iv) limitation on senior subordinated indebtedness; (v) limitation on liens; (vi) limitation on sale of assets; (vii) limitation on issuance of guarantees of and pledges for indebtedness; (viii) restriction on transfer of assets; (ix) limitation on subsidiary capital stock; (x) limitation on dividends and other payment restrictions affecting subsidiaries; and (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person. The limitation on indebtedness covenant is governed by a rolling four quarter fixed charge ratio requiring a specified minimum.

     DEBT PAYMENTS -
     Principal payments required under long-term debt obligations (excluding unamortized discount of $0.5 million) during the next five fiscal years and thereafter are as follows:

                         (in thousands)
                         2005            $   267,245
                         2006                141,682
                         2007                366,481
                         2008                445,356
                         2009                567,516
                         Thereafter          258,337
                                         -----------
                                         $ 2,046,617
                                         ===========

     GUARANTEES -
     A foreign subsidiary of the Company has guaranteed debt of a joint venture in the maximum amount of $4.2 million as of February 29, 2004. The liability for this guarantee is not material and the Company does not have any collateral from this entity.

11.  INCOME TAXES:

     Income before income taxes was generated as follows:


                             For the Years Ended
                  ------------------------------------------
                  February 29,   February 28,   February 28,
                      2004           2003           2002
                  ------------   ------------   ------------
(in thousands)
Domestic          $    289,960   $    294,557   $    199,600
Foreign                 54,437         40,379         27,769
                  ------------   ------------   ------------
                  $    344,397   $    334,936   $    227,369
                  ============   ============   ============

     The income tax provision consisted of the following:


                                   For the Years Ended
                        ------------------------------------------
                        February 29,   February 28,   February 28,
                            2004           2003           2002
                        ------------   ------------   ------------
(in thousands)
Current:
  Federal               $     68,125   $     79,472   $     63,917
  State                       13,698         13,807         10,800
  Foreign                     14,116         17,301         12,556
                        ------------   ------------   ------------
    Total current             95,939        110,580         87,273
                        ------------   ------------   ------------

Deferred:
  Federal                     18,843         16,290           (492)
  State                        6,180          2,502           (251)
  Foreign                      3,021          2,258          4,418
                        ------------   ------------   ------------
    Total deferred            28,044         21,050          3,675
                        ------------   ------------   ------------

Income tax provision    $    123,983   $    131,630   $     90,948
                        ============   ============   ============

     The foreign provision for income taxes is based on foreign pretax earnings. Earnings of foreign subsidiaries would be subject to U.S. income taxation on repatriation to the U.S. The Company's consolidated financial statements fully provide for any related tax liability on amounts that may be repatriated.

     Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income.

     Significant components of deferred tax assets (liabilities) consist of the following:


                                    February 29,   February 28,
                                        2004           2003
                                    ------------   ------------
(in thousands)
Deferred tax assets:
--------------------
Inventory                           $     23,347   $       -
Employee benefits                         20,696         15,100
Net operating losses                      15,477           -
Insurance accruals                         5,682          6,061
Prepaid and other assets                     815          9,156
Restructuring accruals                      -             1,198
Other accruals                            23,433         15,778
                                    ------------   ------------
    Gross deferred tax assets             89,450         47,293
Valuation allowances                      (2,712)          -
                                    ------------   ------------
    Deferred tax assets, net              86,738         47,293
                                    ------------   ------------

Deferred tax liabilities:
-------------------------
Property, plant and equipment       $    (96,059)  $    (73,705)
Intangible assets                       (147,271)      (101,338)
Derivative instruments                   (17,883)        (9,081)
Inventory                                   -            (1,140)
Provision for unremitted earnings         (2,547)          -
                                    ------------   ------------
    Total deferred tax liabilities      (263,760)      (185,264)
                                    ------------   ------------
Deferred tax liabilities, net           (177,022)      (137,971)
Less:  Current deferred tax
  assets, net                             10,388          7,268
                                    ------------   ------------
Long-term deferred tax
  liabilities, net                  $   (187,410)  $   (145,239)
                                    ============   ============

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. Management considers the reversal of deferred tax liabilities and projected future taxable income in making this assessment. Based upon this assessment, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of any valuation allowances.

     Operating loss carryforwards totaling $47.7 million at February 29, 2004, are being carried forward in a number of U.S. and foreign jurisdictions where the Company is permitted to use tax operating losses from prior periods to reduce future taxable income. Of these operating loss carryforwards, $6.6 million will expire in 2019 and $41.1 million may be carried forward indefinitely. In addition, certain tax credits generated of $8.6 million are available to future income taxes. These credits will expire, if not utilized, in 2007 through 2009.

     The Company is subject to ongoing tax examinations and assessments in various jurisdictions. Accordingly, the Company provides for additional tax expense based on probable outcomes of such matters. The Internal Revenue
Service is currently examining tax returns for the years ended February 29, 2000, February 28, 2001, February 28, 2002, and February 28, 2003. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes the reserves reflect the probable outcome of known tax contingencies. Unfavorable settlement of any particular issue would require use of cash. Favorable resolution would be recognized as a reduction to the effective tax rate in the year of resolution.

     A reconciliation of the total tax provision to the amount computed by applying the statutory U.S. Federal income tax rate to income before provision for income taxes is as follows:


                                                                     For the Years Ended
                                         -----------------------------------------------------------------------------
                                               February 29,               February 28,               February 28,
                                                   2004                       2003                       2002
                                         -----------------------    -----------------------    -----------------------
                                                         % of                       % of                       % of
                                                        Pretax                     Pretax                     Pretax
                                           Amount       Income        Amount       Income        Amount       Income
                                         ----------   ----------    ----------   ----------    ----------   ----------
(in thousands)
Income tax provision at statutory rate   $  120,521         35.0    $  117,228         35.0    $   79,580         35.0
State and local income taxes, net of
  federal income tax benefit                 13,032          3.8        10,601          3.2         6,812          3.0
Earnings of subsidiaries taxed at
  other than U.S. statutory rate            (12,170)        (3.5)        1,838          0.5         1,105          0.5
Miscellaneous items, net                      2,600          0.7         1,963          0.6         3,451          1.5
                                         ----------   ----------    ----------   ----------    ----------   ----------
                                         $  123,983         36.0    $  131,630         39.3    $   90,948         40.0
                                         ==========   ==========    ==========   ==========    ==========   ==========

     The effect of earnings of foreign subsidiaries includes the difference between the U.S. statutory rate and local jurisdiction tax rates, as well as the provision for incremental U.S. taxes on unremitted earnings of foreign subsidiaries offset by foreign tax credits and other foreign adjustments.

12.  OTHER LIABILITIES:

     The major components of other liabilities are as follows:


                                       February 29,   February 28,
                                           2004           2003
                                       ------------   ------------
(in thousands)
Accrued pension liability              $     55,221   $     36,351
Adverse grape contracts (Note 15)            83,464         22,550
Other                                        46,304         40,367
                                       ------------   ------------
                                       $    184,989   $     99,268
                                       ============   ============

13.  PROFIT SHARING AND RETIREMENT SAVINGS PLANS:

     The Company's retirement and profit sharing plan, the Constellation Brands, Inc. 401(k) and Profit Sharing Plan (the "Plan"), covers substantially all U.S. employees, excluding those employees covered by collective bargaining agreements. The 401(k) portion of the Plan permits eligible employees to defer a portion of their compensation (as defined in the Plan) on a pretax basis. Participants may defer up to 50% of their compensation for the year, subject to limitations of the Plan. The Company makes a matching contribution of 50% of the first 6% of compensation a participant defers. The amount of the Company's contribution under the profit sharing portion of the Plan is a discretionary amount as determined by the Board of Directors on an annual basis, subject to limitations of the Plan. Company contributions under the Plan were $10.8 million, $10.9 million, and $10.5 million for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively.

     During the year ended February 29, 2004, in connection with the Hardy Acquisition, the Company acquired the BRL Hardy Superannuation Fund (now known as the Hardy Wine Company Superannuation Plan) (the "Hardy Plan") which covers substantially all salaried Australian employees. The Hardy Plan has a defined benefit component and a defined contribution component. The Company also has a statutory obligation to provide a minimum defined contribution on behalf of any Australian employees who are not covered by the Hardy Plan. Additionally in Fiscal 2004, the Company instituted a defined contribution plan that covers substantially all of its U.K. employees. Company contributions under the defined contribution component of the Hardy Plan, the Australian statutory obligation, and the U.K. defined contribution plan aggregated $6.5 million for the year ended February 29, 2004.

     The Company also has defined benefit pension plans that cover certain of its non-U.S. employees. These consist of a Canadian plan, an U.K. plan and the defined benefit component of the Hardy Plan. During the year ended February 29, 2004, the Company ceased future accruals for active employees under its U.K. plan. There were no curtailment charges arising from this event. Net periodic benefit cost (income) reported in the Consolidated Statements of Income for these plans includes the following components:


                                                For the Years Ended
                                      ------------------------------------------
                                      February 29,   February 28,   February 28,
                                          2004           2003           2002
                                      ------------   ------------   ------------
(in thousands)
Service cost                          $      2,202   $      4,245   $      4,298
Interest cost                               14,471         12,055         11,549
Expected return on plan assets             (15,155)       (14,639)       (15,867)
Amortization of prior service cost               9              8              8
Recognized net actuarial loss (gain)         2,019            843            (33)
                                      ------------   ------------   ------------
Net periodic benefit cost (income)    $      3,546   $      2,512   $        (45)
                                      ============   ============   ============

     The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts included in the Consolidated Balance Sheets:


                                                           February 29,   February 28,
                                                               2004           2003
                                                           ------------   ------------
(in thousands)
Change in benefit obligation:
Benefit obligation as of March 1                           $    220,686   $    186,722
Service cost                                                      2,202          4,245
Interest cost                                                    14,471         12,055
Plan participants' contributions                                    235          1,638
Actuarial loss                                                   19,079          3,423
Acquisition                                                      10,764           -
Benefits paid                                                   (11,013)        (7,706)
Foreign currency exchange rate changes                           45,184         20,309
                                                           ------------   ------------
Benefit obligation as of the last day of February          $    301,608   $    220,686
                                                           ============   ============

Change in plan assets:
Fair value of plan assets as of March 1                    $    175,819   $    181,815
Actual return on plan assets                                     21,618        (19,794)
Acquisition                                                       9,601           -
Plan participants' contributions                                    235          1,638
Employer contribution                                             3,983            979
Benefits paid                                                   (11,013)        (7,706)
Foreign currency exchange rate changes                           36,071         18,887
                                                           ------------   ------------
Fair value of plan assets as of the last day of February   $    236,314   $    175,819
                                                           ============   ============

Funded status of the plan as of the last day of February:
Funded status                                              $    (65,294)  $    (44,867)
Unrecognized prior service cost                                      18             24
Unrecognized actuarial loss                                      93,926         69,732
                                                           ------------   ------------
Net amount recognized                                      $     28,650   $     24,889
                                                           ============   ============


                                                           February 29,   February 28,
                                                               2004           2003
                                                           ------------   ------------
(in thousands)
Amounts recognized in the Consolidated
  Balance Sheets consist of:
Prepaid benefit cost                                       $         97   $       -
Accrued benefit liability                                       (55,221)       (36,351)
Intangible asset                                                     18             24
Deferred tax asset                                               25,569         18,681
Accumulated other comprehensive loss                             58,187         42,535
                                                           ------------   ------------
Net amount recognized                                      $     28,650   $     24,889
                                                           ============   ============

     As of February 29, 2004, and February 28, 2003, the accumulated benefit obligation for all defined benefit pension plans was $290.3 million and $212.2 million, respectively. The following table summarizes the projected benefit obligation, accumulated benefit obligation and fair value of plan assets for those pension plans with an accumulated benefit obligation in excess of plan assets:


                                    February 29,   February 28,
                                        2004           2003
                                    ------------   ------------
(in thousands)
Projected benefit obligation        $    286,617   $    220,686
Accumulated benefit obligation      $    275,508   $    212,170
Fair value of plan assets           $    220,287   $    175,819

     The increase in minimum pension liability included in AOCI for the years ended February 29, 2004, and February 28, 2003, were $15.6 million and $42.5 million, respectively.

     The following table sets forth the weighted average assumptions used in developing the net periodic pension expense for the years ended February 29, 2004, and February 28, 2003:


                                        For the Years Ended
                                    ---------------------------
                                    February 29,   February 28,
                                        2004           2003
                                    ------------   ------------
Rate of return on plan assets              7.32%          7.78%
Discount rate                              5.85%          6.06%
Rate of compensation increase              4.16%          3.75%

     The following table sets forth the weighted average assumptions used in developing the benefit obligation as of February 29, 2004, and February 28, 2003:


                                    February 29,   February 28,
                                        2004           2003
                                    ------------   ------------
Rate of return on plan assets              7.62%          7.54%
Discount rate                              5.57%          5.80%
Rate of compensation increase              3.34%          3.50%

14.  POSTRETIREMENT BENEFITS:

     The Company currently sponsors multiple unfunded postretirement benefit plans for certain of its Constellation Beers and Spirits segment employees. During Fiscal 2004, an amendment to one of the unfunded postretirement benefit plans modifying the eligibility requirements and retiree contributions decreased the postretirement benefit obligation by $0.6 million.

     The status of the plans is as follows:


                                                     February 29,   February 28,
                                                         2004           2003
                                                     ------------   ------------
(in thousands)
Change in benefit obligation:
Benefit obligation as of March 1                     $      4,471    $     4,676
Service cost                                                  147            135
Interest cost                                                 282            260
Benefits paid                                                (159)          (145)
Plan amendment                                               (645)          -
Actuarial loss (gain)                                       1,177           (566)
Foreign currency exchange rate changes                        187            111
                                                     ------------    -----------
Benefit obligation as of the last day of February    $      5,460    $     4,471
                                                     ============    ===========

Funded status as of the last day of February:
Funded status                                        $     (5,460)   $    (4,471)
Unrecognized prior service cost                              (311)           323
Unrecognized net loss (gain)                                  926           (168)
                                                     ------------    -----------
Accrued benefit liability                            $     (4,845)   $    (4,316)
                                                     ============    ===========

     Net periodic benefit cost reported in the Consolidated Statements of Income includes the following components:


                                                 For the Years Ended
                                       ------------------------------------------
                                       February 29,   February 28,   February 28,
                                           2004           2003           2002
                                       ------------   ------------   ------------
(in thousands)
Service cost                           $        147   $        135   $        155
Interest cost                                   282            260            305
Amortization of prior service cost                7             41             41
Recognized net actuarial gain (loss)             19            (20)             9
                                       ------------   ------------   ------------
Net periodic benefit cost              $        455   $        416   $        510
                                       ============   ============   ============

     The following table sets forth the weighted average assumptions used in developing the benefit obligation as of February 29, 2004, and February 28, 2003:


                                 February 29,   February 28,
                                     2004           2003
                                 ------------   ------------
Discount rate                           6.00%          6.46%
Rate of compensation increase           3.50%          4.00%

     The following table sets forth the weighted average assumptions used in developing the net periodic non-pension postretirement expense for the years ended February 29, 2004, and February 28, 2003:


                                      For the Years Ended
                                 ---------------------------
                                 February 29,   February 28,
                                     2004           2003
                                 ------------   ------------
Discount rate                           6.46%          6.50%
Rate of compensation increase           4.00%          4.00%

     The following table sets forth the assumed health care cost trend rates as of February 29, 2004, and February 28, 2003:


                                                       February 29, 2004       February 28, 2003
                                                     ---------------------   ---------------------
                                                                  Non-U.S.                Non-U.S.
                                                     U.S. Plan      Plan     U.S. Plan      Plan
                                                     ---------   ---------   ---------   ---------
Health care cost trend rate assumed for next year         5.1%       10.5%        6.2%       10.3%
Rate to which the cost trend rate is assumed to
  decline to (the ultimate trend rate)                    4.0%        4.7%        4.0%        4.7%
Year that the rate reaches the ultimate trend rate        2005        2011        2005        2010

     Assumed health care trend rates could have a significant effect on the amount reported for health care plans. A one percent change in assumed health care cost trend rates would have the following effects:


                                                       1% Increase   1% Decrease
                                                       -----------   -----------
(in thousands)
Effect on total service and interest cost components   $        56   $       (47)
Effect on postretirement benefit obligation            $       623   $      (540)

15.  COMMITMENTS AND CONTINGENCIES:

     OPERATING LEASES -
     Step rent provisions, escalation clauses, capital improvement funding and other lease concessions, when present in the Company's leases, are taken into account in computing the minimum lease payments. The minimum lease payments for the Company's operating leases are recognized on a straight-line basis over the minimum lease term. Future payments under noncancelable operating leases having initial or remaining terms of one year or more are as follows during the next five fiscal years and thereafter:

                           (in thousands)
                           2005            $  39,155
                           2006               33,621
                           2007               34,002
                           2008               21,209
                           2009               18,388
                           Thereafter        154,935
                                           ---------
                                           $ 301,310
                                           =========

     Rental expense was $38.7 million, $25.3 million, and $24.0 million for Fiscal 2004, Fiscal 2003, and Fiscal 2002, respectively.

     PURCHASE COMMITMENTS AND CONTINGENCIES -
     The Company has agreements with suppliers to purchase various spirits of which certain agreements are denominated in British pound sterling and Canadian dollars. The maximum future obligation under these agreements, based upon exchange rates at February 29, 2004, aggregate $20.3 million for contracts expiring through December 2007.

     All of the Company's imported beer products are marketed and sold pursuant to exclusive distribution agreements from the suppliers of these products. The Company's agreement to distribute Corona Extra and its other Mexican beer brands exclusively throughout 25 primarily western U.S. states expires in December 2006, with automatic five year renewals thereafter, subject to compliance with certain performance criteria and other terms under the agreement. The remaining agreements expire through December 2008. Prior to their expiration, these agreements may be terminated if the Company fails to meet certain performance criteria. At February 29, 2004, the Company believes it is in compliance with all of its material distribution agreements and, given the Company's long-term relationships with its suppliers, the Company does not believe that these agreements will be terminated.

     In connection with previous acquisitions as well as with the Hardy Acquisition, the Company has assumed grape purchase contracts with certain growers and suppliers. In addition, the Company has entered into other grape purchase contracts with various growers and suppliers in the normal course of business. Under the grape purchase contracts, the Company is committed to purchase all grape production yielded from a specified number of acres for a period of time from one to fifteen years. The actual tonnage and price of grapes that must be purchased by the Company will vary each year depending on certain factors, including weather, time of harvest, overall market conditions and the agricultural practices and location of the growers and suppliers under contract. The Company purchased $284.0 million and $166.6 million of grapes under contracts during Fiscal 2004 and Fiscal 2003, respectively. Based on current production yields and published grape prices, the Company estimates that the aggregate purchases under these contracts over the remaining terms of the contracts will be $2,131.3 million.

     In connection with the Turner Road Vintners Assets acquisition, the Corus Assets acquisition and the Hardy Acquisition, the Company established a reserve for the estimated loss on firm purchase commitments assumed at the time of acquisition. As of February 29, 2004, the remaining balance on this reserve is $123.6 million.

     The Company's aggregate obligations under bulk wine purchase contracts will be $78.9 million over the remaining terms of the contracts which extend through fiscal 2008.

     In connection with the Hardy Acquisition, the Company assumed certain processing contracts which commits the Company to utilize outside services to process and/or package a minimum volume quantity. In addition, the Company entered into a new processing contract in Fiscal 2004 utilizing outside services to process a minimum volume of brandy at prices which are dependent on the processing ingredients provided by the Company. The Company's aggregate obligations under these processing contracts will be $67.5 million over the remaining terms of the contracts which extend through December 2014.

     EMPLOYMENT CONTRACTS -
     The Company has employment contracts with certain of its executive officers and certain other management personnel with automatic one year renewals unless terminated by either party. These agreements provide for minimum salaries, as adjusted for annual increases, and may include incentive bonuses based upon attainment of specified management goals. In addition, these agreements provide for severance payments in the event of specified termination of employment. As of February 29, 2004, the aggregate commitment for future compensation and severance, excluding incentive bonuses, was $8.0 million, none of which was accruable at that date.

     EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEMENTS -
     Approximately 31.2% of the Company's full-time employees are covered by collective bargaining agreements at February 29, 2004. Agreements expiring within one year cover approximately 11.9% of the Company's full-time employees.

     LEGAL MATTERS -
     In the course of its business, the Company is subject to litigation from time to time. Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management such liability will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

16.  STOCKHOLDERS' EQUITY:

     COMMON STOCK -
     The Company has two classes of common stock: Class A Common Stock and Class B Convertible Common Stock. Class B Convertible Common Stock shares are convertible into shares of Class A Common Stock on a one-to-one basis at any time at the option of the holder. Holders of Class B Convertible Common Stock are entitled to ten votes per share. Holders of Class A Common Stock are entitled to one vote per share and a cash dividend premium. If the Company pays a cash dividend on Class B Convertible Common Stock, each share of Class A Common Stock will receive an amount at least ten percent greater than the amount of the cash dividend per share paid on Class B Convertible Common Stock. In addition, the Board of Directors may declare and pay a dividend on Class A Common Stock without paying any dividend on Class B Convertible Common Stock. However, under the terms of the Company's senior credit facility, the Company is currently constrained from paying cash dividends on its common stock. In addition, the indentures for the Company's outstanding senior notes and senior subordinated notes may restrict the payment of cash dividends on its common stock under certain circumstances.

     In July 2002, the stockholders of the Company approved an increase in the number of authorized shares of Class A Common Stock from 120,000,000 shares to 275,000,000 shares and Class B Convertible Common Stock from 20,000,000 shares to 30,000,000 shares, thereby increasing the aggregate number of authorized shares of the Company to 306,000,000 shares.

     At February 29, 2004, there were 94,566,611 shares of Class A Common Stock and 12,061,730 shares of Class B Convertible Common Stock outstanding, net of treasury stock.

     STOCK REPURCHASE AUTHORIZATION -
     In June 1998, the Company's Board of Directors authorized the repurchase of up to $100.0 million of its Class A Common Stock and Class B Convertible Common Stock. The Company may finance such purchases, which will become treasury shares, through cash generated from operations or through the senior credit facility. No shares were repurchased during Fiscal 2004, Fiscal 2003 and Fiscal 2002.

     PREFERRED STOCK -
     In Fiscal 2004, the Company issued 5.75% Series A Mandatory Convertible Preferred Stock ("Preferred Stock") (see "Equity Offerings" discussion below). Dividends are cumulative and payable quarterly, if declared, in cash, shares of the Company's Class A Common Stock, or a combination thereof, at the discretion of the Company. Dividends are payable, if declared, on the first business day of March, June, September, and December of each year, commencing on December 1, 2003. On September 1, 2006, the automatic conversion date, each share of Preferred Stock will automatically convert into, subject to certain anti-dilution adjustments, between 29.276 and 35.716 shares of the Company's Class A Common Stock, depending on the then applicable market price of the Company's Class A Common Stock, in accordance with the following table:

           Applicable market price               Conversion rate
           -----------------------               ---------------
           Less than or equal to $28.00          35.716 shares
           Between $28.00 and $34.16             35.716 to 29.276 shares
           Equal to or greater than $34.16       29.276 shares

The applicable market price is the average of the closing prices per share of the Company's Class A Common Stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable conversion date. At any time prior to September 1, 2006, holders may elect to convert each share of Preferred Stock, subject to certain anti-dilution adjustments, into
29.276 shares of
the Company's Class A Common Stock. If the closing market price of the Company's Class A Common Stock exceeds $51.24 for at least 20 trading days within a period of 30 consecutive trading days, the Company may elect, subject to certain limitations and anti-dilution adjustments, to cause the conversion of all, but not less than all, of the then outstanding shares of Preferred Stock into shares of the Company's Class A Common Stock at a conversion rate of 29.276 shares of the Company's Class A Common Stock. In order for the Company to cause the early conversion of the Preferred Stock, the Company must pay all accrued and unpaid dividends on the Preferred Stock as well as the present value of all remaining dividend payments through and including September 1, 2006. If the Company is involved in a merger in which at least 30% of the consideration for all or any class of the Company's common stock consists of cash or cash equivalents, then on or after the date of such merger, each holder will have the right to convert each share of Preferred Stock into the number of shares of the Company's Class A Common Stock applicable on the automatic conversion date. The Preferred Stock ranks senior in right of payment to all of the Company's common stock and has a liquidation preference of $1,000 per share, plus accrued and unpaid dividends.

     As of February 29, 2004, 170,500 shares of Preferred Stock were outstanding and $2.5 million of dividends were accrued.

     EQUITY OFFERINGS -
     During March 2001, the Company completed a public offering of 8,740,000 shares of its Class A Common Stock, which was held as treasury stock. This resulted in net proceeds to the Company, after deducting underwriting discounts and expenses, of $139.4 million. The net proceeds were used to repay revolving loan borrowings under the senior credit facility of which a portion was incurred to partially finance the acquisition of the Turner Road Vintners Assets.

     During October 2001, the Company sold 645,000 shares of its Class A Common Stock, which was held as treasury stock, in connection with a public offering of Class A Common Stock by stockholders of the Company. The net proceeds to the Company, after deducting underwriting discounts, of $12.1 million were used to repay borrowings under the senior credit facility.

     During July 2003, the Company completed a public offering of 9,800,000 shares of its Class A Common Stock resulting in net proceeds to the Company, after deducting underwriting discounts and expenses, of $261.1 million. In addition, the Company also completed a public offering of 170,500 shares of its 5.75% Series A Mandatory Convertible Preferred Stock resulting in net proceeds to the Company, after deducting underwriting discounts and expenses, of $164.9 million. The Class A Common Stock offering and the Preferred Stock offering are referred to together as the "2003 Equity Offerings." The majority of the net proceeds from the 2003 Equity Offerings were used to repay the Bridge Loans that were incurred to partially finance the Hardy Acquisition. The remaining proceeds were used to repay term loan borrowings under the March 2003 Credit Agreement.

     LONG-TERM STOCK INCENTIVE PLAN -
     Under the Company's Long-Term Stock Incentive Plan, nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards may be granted to employees, officers and directors of the Company. The aggregate number of shares of the Company's Class A Common Stock available for awards under the Company's Long-Term Stock Incentive Plan is 28,000,000 shares. The exercise price, vesting period and term of nonqualified stock options granted are established by the committee administering the plan (the "Committee"). Grants of stock appreciation rights, restricted stock and other stock-based awards may contain such vesting, terms, conditions and other requirements as the Committee may establish. During Fiscal 2004, Fiscal 2003 and Fiscal 2002, no stock appreciation rights were granted. No restricted stock was granted during Fiscal 2004. During Fiscal 2003, 7,080 shares of restricted Class A Common Stock were granted at a weighted average grant date fair value of $28.41 per share. No restricted stock was granted during Fiscal 2002.

     INCENTIVE STOCK OPTION PLAN -
     Under the Company's Incentive Stock Option Plan, incentive stock options may be granted to employees, including officers, of the Company. Grants, in the aggregate, may not exceed 4,000,000 shares of the Company's Class A Common Stock. The exercise price of any incentive stock option may not be less than the fair market value of the Company's Class A Common Stock on the date of grant. The vesting period and term of incentive stock options granted are established by the Committee. The maximum term of incentive stock options is ten years.

     A summary of stock option activity under the Company's Long-Term Stock Incentive Plan and the Incentive Stock Option Plan is as follows:


                                                Weighted                     Weighted
                                  Shares         Average                      Average
                                   Under        Exercise       Options       Exercise
                                  Option          Price      Exercisable       Price
                               ------------    ----------    -----------    ----------
Balance, February 28, 2001       12,308,804    $    10.97      4,816,884    $     8.51
Options granted                   5,115,100    $    19.12
Options exercised                (4,234,440)   $    11.20
Options forfeited/canceled         (711,656)   $    15.49
                               ------------
Balance, February 28, 2002       12,477,808    $    14.12      7,565,199    $    12.31
Options granted                   1,243,200    $    27.20
Options exercised                (2,096,061)   $    13.44
Options forfeited/canceled         (217,016)   $    20.06
                               ------------
Balance, February 28, 2003       11,407,931    $    15.55      8,345,855    $    13.58
Options granted                   2,816,357    $    23.86
Options exercised                (2,612,311)   $    13.87
Options forfeited/canceled         (324,504)   $    25.61
                               ------------
Balance, February 29, 2004       11,287,473    $    17.73      8,821,298    $    15.80
                               ============

     The following table summarizes information about stock options outstanding at February 29, 2004:


                           Options Outstanding            Options Exercisable
                  ------------------------------------  -----------------------
                                Weighted
                                 Average     Weighted                 Weighted
                                Remaining    Average                  Average
   Range of         Number     Contractual   Exercise     Number      Exercise
Exercise Prices   Outstanding      Life       Price     Exercisable    Price
---------------   -----------  -----------  ----------  ------------  ---------
$ 4.25 - $10.25     1,486,583   2.6 years   $     7.71   1,486,583    $    7.71
$11.19 - $17.74     4,621,375   5.9 years   $    14.49   4,541,215    $   14.50
$18.75 - $32.38     5,179,515   8.4 years   $    23.49   2,793,500    $   22.21
                  -----------                           ----------
                   11,287,473   6.6 years   $    17.73   8,821,298    $   15.80
                  ===========                            =========

     The weighted average fair value of options granted during Fiscal 2004, Fiscal 2003 and Fiscal 2002 was $9.74, $12.18 and $8.99, respectively. The fair value of options is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 3.2% for Fiscal 2004, 5.0% for Fiscal 2003 and 4.7% for Fiscal 2002; volatility of 35.7% for Fiscal 2004, 36.7% for Fiscal 2003 and 41.0% for Fiscal 2002; and expected option life of 6.2 years for Fiscal 2004, 6.0 years for Fiscal 2003 and 6.0 years for Fiscal 2002. The dividend yield was 0% for Fiscal 2004, Fiscal 2003 and Fiscal 2002. Forfeitures are recognized as they occur.

     Employee stock purchase plans -
     The Company has a stock purchase plan under which 4,500,000 shares of Class A Common Stock may be issued. Under the terms of the plan, eligible employees may purchase shares of the Company's Class A Common Stock through payroll deductions. The purchase price is the lower of 85% of the fair market value of the stock on the first or last day of the purchase period. During Fiscal 2004, Fiscal 2003 and Fiscal 2002, employees purchased 137,985 shares, 138,304 shares and 120,674 shares, respectively.

     The weighted average fair value of purchase rights granted during Fiscal 2004, Fiscal 2003 and Fiscal 2002 was $6.60, $7.02 and $5.59, respectively. The fair value of purchase rights is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 1.0% for Fiscal 2004, 1.4% for Fiscal 2003 and 2.6% for Fiscal 2002; volatility of 22.2% for Fiscal 2004, 40.3% for Fiscal 2003 and 33.2% for Fiscal 2002; and expected purchase right life of 0.5 years for Fiscal 2004, Fiscal 2003 and Fiscal 2002. The dividend yield was 0% for Fiscal 2004, Fiscal 2003 and Fiscal 2002.

     The Company has a stock purchase plan under which 2,000,000 shares of the Company's Class A Common Stock may be issued to eligible employees and directors of the Company's United Kingdom subsidiaries. Under the terms of the plan, participants may purchase shares of the Company's Class A Common Stock through payroll deductions. The purchase price may be no less than 80% of the closing price of the stock on the day the purchase price is fixed by the committee administering the plan. During Fiscal 2004 and Fiscal 2003, employees purchased 27,791 shares and 758 shares, respectively. During Fiscal 2002, there were no shares purchased under this plan.

     The weighted average fair value of purchase rights granted during Fiscal 2002 was $6.26. There were no purchase rights granted during Fiscal 2004 and Fiscal 2003. The fair value of purchase rights is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for Fiscal 2002: risk-free interest rate of 4.9%; volatility of 36.2%; and expected purchase right life of 3.8 years. The dividend yield was 0% for Fiscal 2002.

17.  EARNINGS PER COMMON SHARE:

     Earnings per common share are as follows:


                                                                   For the Years Ended
                                                        ------------------------------------------
                                                        February 29,   February 28,   February 28,
                                                            2004           2003           2002
                                                        ------------   ------------   ------------
(in thousands, except per share data)
Net income                                              $    220,414   $    203,306   $    136,421
Dividends on preferred stock                                  (5,746)          -              -
                                                        ------------   ------------   ------------
Income available to common stockholders                 $    214,668   $    203,306   $    136,421
                                                        ============   ============   ============

Weighted average common shares outstanding - basic           100,702         89,856         85,505
Stock options                                                  3,314          2,890          2,320
Preferred stock                                                2,932           -              -
                                                        ------------   ------------   ------------
Weighted average common shares outstanding - diluted         106,948         92,746         87,825
                                                        ============   ============   ============

Earnings per common share:
  Earnings per common share - basic                     $       2.13   $       2.26   $       1.60
                                                        ============   ============   ============
  Earnings per common share - diluted                   $       2.06   $       2.19   $       1.55
                                                        ============   ============   ============

     Stock options to purchase 0.1 million, 1.1 million and 2.2 million shares of Class A Common Stock at a weighted average price per share of $31.09, $27.41 and $20.70 were outstanding during the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively, but were not included in the computation of the diluted earnings per common share because the stock options' exercise price was greater than the average market price of the Class A Common Stock for the respective periods.

18.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):

     Accumulated other comprehensive loss, net of tax effects, includes the following components:

                                                            Unrealized
                                 Foreign          Net        Loss On      Minimum      Accumulated
                                Currency      Unrealized    Marketable    Pension         Other
                               Translation     Gains on       Equity     Liability    Comprehensive
                               Adjustments    Derivatives   Securities   Adjustment   Income (Loss)
                               -----------    -----------   ----------   ----------   -------------
(in thousands)
Balance, February 28, 2003     $   (16,722)   $      -      $     -      $  (42,535)  $     (59,257)
Current period change              410,694         36,949         (432)     (15,652)        431,559
                               -----------    -----------   ----------   ----------   -------------
Balance, February 29, 2004     $   393,972    $    36,949   $     (432)  $  (58,187)  $     372,302
                               ===========    ===========   ==========   ==========   =============


19.  SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

     Sales to the five largest customers represented 20.6%, 21.2%, and 19.1% of the Company's sales for the years ended February 29, 2004, February 28, 2003, and February 28, 2002, respectively. No single customer was responsible for greater than 10% of sales during these years. Accounts receivable from the Company's largest customer, Southern Wine and Spirits, represented 8.3%, 11.4%, and 10.0% of the Company's total accounts receivable as of February 29, 2004, February 28, 2003, and February 28, 2002, respectively. Sales to the Company's five largest customers are expected to continue to represent a significant portion of the Company's revenues. The Company's arrangements with certain of its customers may, generally, be terminated by either party with prior notice. The Company performs ongoing credit evaluations of its customers' financial position, and management of the Company is of the opinion that any risk of significant loss is reduced due to the diversity of customers and geographic sales area.

     The Company purchases the majority of its glass inventories from a limited number of suppliers. Glass bottle costs are one of the largest components of the Company's cost of product sold. The glass bottle industry is highly concentrated with only a small number of producers. The inability of any of the Company's glass bottle suppliers to satisfy the Company's requirements could adversely affect the Company's operations.

20.  RESTRUCTURING AND RELATED CHARGES:

     For the year ended February 29, 2004, the Company recorded $31.2 million of restructuring and related charges associated with the restructuring plan of the Constellation Wines segment. Restructuring and related charges resulted from (i) the realignment of business operations and (ii) the decision to exit the commodity concentrate product line in the U.S. and sell its winery located in Escalon, California. In addition, in connection with the Company's decision to exit the commodity concentrate product line in the U.S., the Company recorded a write-down of concentrate inventory of $16.8 million, which was recorded in cost of product sold. For the year ended February 28, 2003, the Company recorded restructuring and related charges associated with an asset impairment charge of $4.8 million in connection with two of Constellation Wines segment's production facilities (see Note 1). No restructuring and related charges were recorded for the year ended February 28, 2002.

     The retructuring and related charges of $31.2 million for the year ended February 29, 2004, included $6.9 million of employee termination benefit costs, $17.7 million of grape contract termination costs, $1.9 million of facility consolidation and relocation costs, and $4.7 million of other related charges, which consisted of a $2.1 million loss on the sale of the Escalon facility and $2.6 million of other costs related to the realignment of the business operations in the Constellation Wines segment.

     The Company estimates that the completion of the restructuring actions will include (i) a total of $9.9 million of employee termination benefit costs through February 28, 2005, of which $6.9 million has been incurred through February 29, 2004, (ii) a total of $22.1 million of grape contract termination costs through February 28, 2005, of which $17.7 million has been incurred through February 29, 2004, and (iii) a total of $4.8 million of facility consolidation and relocation costs through February 28, 2005, of which $1.9 million has been incurred through February 29, 2004. The Company has incurred other costs related to the restructuring plan for the disposal of fixed assets and other costs of realigning the business operations of the Constellation Wines segment and expects to incur additional costs of realigning the business operations of $1.3 million during the year ending February 28, 2005.

     The following table illustrates the changes in the restructuring liability balance since February 28, 2003:


                                  Employee       Grape          Facility
                                 Termination    Contract     Consolidation/
                                   Benefit     Termination     Relocation
                                    Costs         Costs           Costs         Total
                                 -----------   -----------   --------------   ---------
(in thousands)
Balance, February 28, 2003       $      -      $      -      $         -      $    -
  Restructuring charges                6,834        17,697            1,935      26,466
  Cash expenditures                   (5,295)      (16,649)          (1,935)    (23,879)
                                 -----------   -----------   --------------   ---------
Balance, February 29, 2004       $     1,539   $     1,048   $         -      $   2,587
                                 ===========   ===========   ==============   =========

21.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION:

     Subsequent to February 29, 2004, four subsidiaries of the Company which were previously included as Subsidiary Nonguarantors (as defined below) became Subsidiary Guarantors (as defined below) under the Company's existing indentures. The following information sets forth the condensed consolidating balance sheets as of February 29, 2004, and February 28, 2003, the condensed consolidating statements of income and cash flows for each of the three years in the period ended February 29, 2004, for the Company, the parent company, the combined subsidiaries of the Company which guarantee the Company's senior notes and senior subordinated notes ("Subsidiary Guarantors") and the combined subsidiaries of the Company which are not Subsidiary Guarantors, primarily Matthew Clark and Hardy and their subsidiaries, which are included in the Constellation Wines segment ("Subsidiary Nonguarantors"), as if the new Subsidiary Guarantors had been in place as of and for all periods presented. The Subsidiary Guarantors are wholly owned and the guarantees are full, unconditional, joint and several obligations of each of the Subsidiary Guarantors. Separate financial statements for the Subsidiary Guarantors of the Company are not presented because the Company has determined that such financial statements would not be material to investors. The accounting policies of the parent company, the Subsidiary Guarantors and the Subsidiary Nonguarantors are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 1 and include recently adopted accounting pronouncements described in Note 2. There are no restrictions on the ability of the Subsidiary Guarantors to transfer funds to the Company in the form of cash dividends, loans or advances.


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Condensed Consolidating Balance Sheet
-------------------------------------
at February 29, 2004
--------------------
Current assets:
  Cash and cash investments                       $     1,048   $      4,664   $        31,424   $         -      $      37,136
  Accounts receivable, net                            137,422        145,152           353,336             -            635,910
  Inventories, net                                      9,922        696,928           561,900           (7,372)      1,261,378
  Prepaid expenses and other                            8,734         72,788            55,525             -            137,047
  Intercompany (payable) receivable                  (381,765)      (176,470)          558,235             -               -
                                                  -----------   ------------   ---------------   --------------   -------------
      Total current assets                           (224,639)       743,062         1,560,420           (7,372)      2,071,471
Property, plant and equipment, net                     50,022        409,852           637,488             -          1,097,362
Investments in subsidiaries                         4,270,871      1,757,700              -          (6,028,571)           -
Goodwill                                               50,338        586,259           904,040             -          1,540,637
Intangible assets, net                                 10,572        385,581           348,825             -            744,978
Other assets                                           36,041          2,146            66,038             -            104,225
                                                  -----------   ------------   ---------------   --------------   -------------
  Total assets                                    $ 4,193,205   $  3,884,600   $     3,516,811   $   (6,035,943)  $   5,558,673
                                                  ===========   ============   ===============   ==============   =============

Current liabilities:
  Notes payable to banks                          $      -      $       -      $         1,792   $         -      $       1,792
  Current maturities of long-term debt                260,061          3,949             3,235             -            267,245
  Accounts payable                                     33,631         67,459           169,201             -            270,291
  Accrued excise taxes                                  8,005         15,344            25,116             -             48,465
  Other accrued expenses and liabilities              151,534         23,352           267,123             -            442,009
                                                  -----------   ------------   ---------------   --------------   -------------
      Total current liabilities                       453,231        110,104           466,467             -          1,029,802
Long-term debt, less current maturities             1,739,221          8,510            31,122             -          1,778,853
Deferred income taxes                                  56,815        119,704            10,891             -            187,410
Other liabilities                                       6,209         21,646           157,134             -            184,989
Stockholders' equity:
  Preferred stock                                           2           -                 -                -                  2
  Class A and Class B common stock                      1,117          6,443           141,573         (148,016)          1,117
  Additional paid-in capital                        1,024,048      1,977,179         2,418,614       (4,395,793)      1,024,048
  Retained earnings                                 1,017,565      1,431,384            53,378       (1,492,134)      1,010,193
  Accumulated other comprehensive
    (loss) income                                     (74,960)       209,630           237,632             -            372,302
  Treasury stock and other                            (30,043)          -                 -                -            (30,043)
                                                  -----------   ------------   ---------------   --------------   -------------
      Total stockholders' equity                    1,937,729      3,624,636         2,851,197       (6,035,943)      2,377,619
                                                  -----------   ------------   ---------------   --------------   -------------
  Total liabilities and
    stockholders' equity                          $ 4,193,205   $  3,884,600   $     3,516,811   $   (6,035,943)  $   5,558,673
                                                  ===========   ============   ===============   ==============   =============


Condensed Consolidating Balance Sheet
-------------------------------------
at February 28, 2003
--------------------
Current assets:
  Cash and cash investments                       $     1,426   $      1,248   $        11,136   $         -      $      13,810
  Accounts receivable, net                            120,554        141,156           137,385             -            399,095
  Inventories, net                                     20,378        654,945           144,664              (75)        819,912
  Prepaid expenses and other                           31,452         52,411            13,421             -             97,284
  Intercompany (payable) receivable                  (177,332)       136,002            41,330             -               -
                                                  -----------   ------------   ---------------   --------------   -------------
      Total current assets                             (3,522)       985,762           347,936              (75)      1,330,101
Property, plant and equipment, net                     46,379        358,180           197,910             -            602,469
Investments in subsidiaries                         2,590,889        601,156              -          (3,192,045)           -
Goodwill                                               51,172        495,636           175,415             -            722,223
Intangible assets, net                                 10,918        315,952            55,558             -            382,428
Other assets                                           31,599        126,375             1,135             -            159,109
                                                  -----------   ------------   ---------------   --------------   -------------
  Total assets                                    $ 2,727,435   $  2,883,061   $       777,954   $   (3,192,120)  $   3,196,330
                                                  ===========   ============   ===============   ==============   =============


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Current liabilities:
  Notes payable to banks                          $     2,000   $       -      $           623   $         -      $       2,623
  Current maturities of long-term debt                 67,137          3,470               657             -             71,264
  Accounts payable                                     37,567         58,843            74,663             -            171,073
  Accrued excise taxes                                  7,447         15,711            13,263             -             36,421
  Other accrued expenses and liabilities              138,963         46,664           118,200             -            303,827
                                                  -----------   ------------   ---------------   --------------   -------------
      Total current liabilities                       253,114        124,688           207,406             -            585,208
Long-term debt, less current maturities             1,171,694         10,810             9,127             -          1,191,631
Deferred income taxes                                  48,475         79,656            17,108             -            145,239
Other liabilities                                       8,718         29,446            61,104             -             99,268
Stockholders' equity:
  Preferred stock                                        -              -                 -                -               -
  Class A and Class B common stock                        960          6,434            64,867          (71,301)            960
  Additional paid-in capital                          469,724      1,221,076           436,466       (1,657,542)        469,724
  Retained earnings                                   795,600      1,363,379            99,823       (1,463,277)        795,525
  Accumulated other comprehensive
    income (loss)                                      11,118         47,572          (117,947)            -            (59,257)
  Treasury stock and other                            (31,968)          -                 -                -            (31,968)
                                                  -----------   ------------   ---------------   --------------   -------------
      Total stockholders' equity                    1,245,434      2,638,461           483,209       (3,192,120)      1,174,984
                                                  -----------   ------------   ---------------   --------------   -------------
  Total liabilities and
    stockholders' equity                          $ 2,727,435   $  2,883,061   $       777,954   $   (3,192,120)  $   3,196,330
                                                  ===========   ============   ===============   ==============   =============


Condensed Consolidating Statement of Income
-------------------------------------------
for the Year Ended February 29, 2004
------------------------------------
Gross sales                                       $   814,042   $  1,879,442   $     1,866,165   $      (90,379)  $   4,469,270
  Less - excise taxes                                (143,964)      (417,130)         (355,747)            -           (916,841)
                                                  -----------   ------------   ---------------   --------------   -------------
    Net sales                                         670,078      1,462,312         1,510,418          (90,379)      3,552,429
Cost of product sold                                 (553,391)      (894,227)       (1,212,105)          83,082      (2,576,641)
                                                  -----------   ------------   ---------------   --------------   -------------
    Gross profit                                      116,687        568,085           298,313           (7,297)        975,788
Selling, general and administrative
  expenses                                           (115,163)      (171,036)         (171,078)            -           (457,277)
Restructuring and related charges                        -           (40,567)            9,413             -            (31,154)
                                                  -----------   ------------   ---------------   --------------   -------------
    Operating income                                    1,524        356,482           136,648           (7,297)        487,357
Gain on change in fair value of
  derivative instruments                                1,181           -                 -                -              1,181
Equity in earnings of
  subsidiary/joint venture                            215,775         90,157                 2         (305,392)            542
Interest income (expense), net                         15,945       (154,914)           (5,714)            -           (144,683)
                                                  -----------   ------------   ---------------   --------------   -------------
    Income before income taxes                        234,425        291,725           130,936         (312,689)        344,397
Provision for income taxes                             (6,714)       (75,950)          (41,319)            -           (123,983)
                                                  -----------   ------------   ---------------   --------------   -------------
Net income                                            227,711        215,775            89,617         (312,689)        220,414
  Dividends on preferred stock                         (5,746)          -                 -                -             (5,746)
                                                  -----------   ------------   ---------------   --------------   -------------
Income available to common
  stockholders                                    $   221,965   $    215,775   $        89,617   $     (312,689)  $     214,668
                                                  ===========   ============   ===============   ==============   =============


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Condensed Consolidating Statement of Income
-------------------------------------------
for the Year Ended February 28, 2003
------------------------------------
Gross sales                                       $   817,458   $  1,989,490   $     1,145,520   $     (369,386)  $   3,583,082
  Less - excise taxes                                (148,129)      (412,022)         (291,319)            -           (851,470)
                                                  -----------   ------------   ---------------   --------------   -------------
    Net sales                                         669,329      1,577,468           854,201         (369,386)      2,731,612
Cost of product sold                                 (558,811)    (1,088,899)         (692,558)         369,371      (1,970,897)
                                                  -----------   ------------   ---------------   --------------   -------------
    Gross profit                                      110,518        488,569           161,643              (15)        760,715
Selling, general and administrative
  expenses                                           (109,576)      (146,037)          (95,380)            -           (350,993)
Restructuring charges                                    -            (4,764)             -                -             (4,764)
                                                  -----------   ------------   ---------------   --------------   -------------
    Operating income                                      942        337,768            66,263              (15)        404,958
Gain on change in fair value of
  derivative instruments                               23,129           -                 -                -             23,129
Equity in earnings of
  subsidiary/joint venture                            186,448         55,129              -            (229,341)         12,236
Interest income (expense), net                         11,648       (114,051)           (2,984)            -           (105,387)
                                                  -----------   ------------   ---------------   --------------   -------------
   Income before income taxes                         222,167        278,846            63,279         (229,356)        334,936
Provision for income taxes                            (18,846)       (92,398)          (20,386)            -           (131,630)
                                                  -----------   ------------   ---------------   --------------   -------------
Net income                                        $   203,321   $    186,448   $        42,893   $     (229,356)  $     203,306
                                                  ===========   ============   ===============   ==============   =============

Condensed Consolidating Statement of
------------------------------------
Income for the Year Ended February 28, 2002
--------------------------------------------
Gross sales                                       $   832,065   $  1,954,585   $     1,032,130   $     (398,567)  $   3,420,213
  Less - excise taxes                                (147,446)      (408,532)         (257,477)            -           (813,455)
                                                  -----------   ------------   ---------------   --------------   -------------
    Net sales                                         684,619      1,546,053           774,653         (398,567)      2,606,758
Cost of product sold                                 (511,714)    (1,172,935)         (625,522)         398,573      (1,911,598)
                                                  -----------   ------------   ---------------   --------------   -------------
    Gross profit                                      172,905        373,118           149,131                6         695,160
Selling, general and administrative
  expenses                                            (92,891)      (167,521)          (94,857)            -           (355,269)
                                                  -----------   ------------   ---------------   --------------   -------------
    Operating income                                   80,014        205,597            54,274                6         339,891
Equity in earnings of
  subsidiary/joint venture                             90,620         34,488              -            (123,441)          1,667
Interest expense, net                                  (3,689)      (106,610)           (3,890)            -           (114,189)
                                                  -----------   ------------   ---------------   --------------   -------------
    Income before income taxes                        166,945        133,475            50,384         (123,435)        227,369
Provision for income taxes                            (30,530)       (42,855)          (17,563)            -            (90,948)
                                                  -----------   ------------   ---------------   --------------   -------------
Net income                                        $   136,415   $     90,620   $        32,821   $     (123,435)  $     136,421
                                                  ===========   ============   ===============   ==============   =============


Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 29, 2004
------------------------------------------
Net cash provided by (used in)
  operating activities                            $   397,785   $    115,791   $      (173,269)  $         -      $     340,307

Cash flows from investing activities:
  Purchases of businesses, net of cash                   -        (1,069,470)             -                -         (1,069,470)
  Purchases of property, plant and
    equipment                                         (25,063)       (19,982)          (60,049)            -           (105,094)
  Payment of accrued earn-out amount                     -            (2,035)             -                -             (2,035)
  Proceeds from sale of assets                           -            11,396             2,053             -             13,449
  Proceeds from sale of business                         -              -                3,814             -              3,814
  Proceeds from sale of marketable
    equity securities                                    -              -                  849             -                849
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash used in investing activities                 (25,063)    (1,080,091)          (53,333)            -         (1,158,487)
                                                  -----------   ------------   ---------------   --------------   -------------


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt, net of discount                           1,600,000           -                 -                -          1,600,000
  Proceeds from equity offerings,
    net of fees                                       426,086           -                 -                -            426,086
  Exercise of employee stock options                   36,017           -                 -                -             36,017
  Proceeds from employee stock
    purchases                                           3,481           -                 -                -              3,481
  Intercompany financing activities, net           (1,474,100)       776,442           697,658             -               -
  Principal payments of long-term debt               (885,359)       (23,394)         (373,521)            -         (1,282,274)
  Payment of issuance costs of
    long-term debt                                    (33,748)          -                 -                -            (33,748)
  Payment of dividends                                 (3,295)          -                 -                -             (3,295)
  Net (repayment of)  proceeds from
    notes payable                                      (2,000)        (1,400)            2,287             -             (1,113)
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash (used in) provided by
  financing activities                               (332,918)       751,648           326,424             -            745,154
                                                 ------------   ------------   ---------------   --------------   -------------

Effect of exchange rate changes on
  cash and cash investments                           (40,182)       216,068           (79,534)            -             96,352
                                                  -----------   ------------   ---------------   --------------   -------------

Net (decrease) increase in cash and
  cash investments                                       (378)         3,416            20,288             -             23,326
Cash and cash investments, beginning
  of period                                             1,426          1,248            11,136             -             13,810
                                                  -----------   ------------   ---------------   --------------   -------------
Cash and cash investments, end of
  period                                          $     1,048   $      4,664   $        31,424   $         -      $      37,136
                                                  ===========   ============   ===============   ==============   =============

Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 28, 2003
------------------------------------------
Net cash provided by operating
  activities                                      $   135,057   $     83,491   $        17,505   $         -      $     236,053

Cash flows from investing activities:
  Purchases of property, plant and
    equipment                                         (15,541)       (39,451)          (16,583)            -            (71,575)
  Payment of accrued earn-out amount                     -            (1,674)             -                -             (1,674)
  Proceeds from sale of assets                              1            409               878             -              1,288
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash used in investing activities                 (15,540)       (40,716)          (15,705)            -            (71,961)
                                                  -----------   ------------   ---------------   --------------   -------------

Cash flows from financing activities:
  Principal payments of long-term debt               (141,423)        (3,458)           (6,253)            -           (151,134)
  Net repayment of notes payable                      (48,000)          -               (3,921)            -            (51,921)
  Payment of issuance costs of
    long-term debt                                        (20)          -                 -                -                (20)
  Exercise of employee stock options                   28,706           -                 -                -             28,706
  Proceeds from issuance of long-term
    debt, net of discount                                -              -               10,000             -             10,000
  Proceeds from employee stock
    purchases                                           2,885           -                 -                -              2,885
  Other                                                  -               142              (142)            -               -
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash used in financing activities                (157,852)        (3,316)             (316)            -           (161,484)
                                                  -----------   ------------   ---------------   --------------   -------------

Effect of exchange rate changes on
  cash and cash investments                            38,923        (40,295)            3,613             -              2,241
                                                  -----------   ------------   ---------------   --------------   -------------


                                                    Parent       Subsidiary      Subsidiary
                                                    Company      Guarantors     Nonguarantors     Eliminations    Consolidated
                                                  -----------   ------------   ---------------   --------------   -------------
(in thousands)
Net increase (decrease) in cash
  and cash investments                                    588           (836)            5,097             -              4,849
Cash and cash investments, beginning
  of year                                                 838          2,084             6,039             -              8,961
                                                  -----------   ------------   ---------------   --------------   -------------
Cash and cash investments, end of year            $     1,426   $      1,248   $        11,136   $         -      $      13,810
                                                  ===========   ============   ===============   ==============   =============

Condensed Consolidating Statement of Cash
-----------------------------------------
Flows for the Year Ended February 28, 2002
------------------------------------------
Net cash provided by operating
  activities                                      $   110,056   $     82,669   $        20,574   $         -      $     213,299

Cash flows from investing activities:
  Purchases of businesses, net of
    cash acquired                                    (478,574)         5,742              -                -           (472,832)
  Investment in joint venture                            -           (77,282)             -                -            (77,282)
  Purchases of property, plant and
    equipment                                         (11,544)       (43,812)          (15,792)            -            (71,148)
  Proceeds from sale of assets                           -            35,466               349             -             35,815
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash used in investing activities                (490,118)       (79,886)          (15,443)            -           (585,447)
                                                  -----------   ------------   ---------------   --------------   -------------

Cash flows from financing activities:
  Proceeds from issuance of long-term
    debt, net of discount                             250,000           -                2,539             -            252,539
  Proceeds from equity offerings,
    net of fees                                       151,479           -                 -                -            151,479
  Net proceeds from notes payable                      50,000           -                1,403             -             51,403
  Exercise of employee stock options                   45,027           -                 -                -             45,027
  Proceeds from employee stock
    purchases                                           1,986           -                 -                -              1,986
  Principal payments of long-term debt               (249,720)        (9,346)           (1,916)            -           (260,982)
  Payment of issuance costs of
    long-term debt                                     (4,537)          -                 -                -             (4,537)
                                                  -----------   ------------   ---------------   --------------   -------------
Net cash provided by (used in)
  financing activities                                244,235         (9,346)            2,026             -            236,915
                                                  -----------   ------------   ---------------   --------------   -------------

Effect of exchange rate changes on
  cash and cash investments                            (5,439)         5,408            (1,447)            -             (1,478)
                                                  -----------   ------------   ---------------   --------------   -------------

Net (decrease) increase in cash
  and cash investments                               (141,266)        (1,155)            5,710             -           (136,711)
Cash and cash investments, beginning
  of year                                             142,104          3,239               329             -            145,672
                                                  -----------   ------------   ---------------   --------------   -------------
Cash and cash investments, end of year            $       838   $      2,084   $         6,039   $         -      $       8,961
                                                  ===========   ============   ===============   ==============   =============

22.  BUSINESS SEGMENT INFORMATION:

     As a result of the Hardy Acquisition, the Company has changed the structure of its internal organization to consist of two business divisions, Constellation Wines and Constellation Beers and Spirits. Separate division chief executives report directly to the Company's chief operating officer. Consequently, the Company reports its operating results in three segments: Constellation Wines (branded wine, and U.K. wholesale and other), Constellation Beers and Spirits (imported beers and distilled spirits) and Corporate Operations and Other (primarily corporate related items and other). Amounts included in the Corporate Operations and Other segment consist of general corporate administration and finance expenses. These amounts include costs of executive management, investor relations, internal audit, treasury, tax, corporate development, legal, financial reporting, professional fees and public relations. Any costs incurred at the corporate office that are applicable to the segments are allocated to the appropriate segment. The amounts included in the Corporate Operations and Other segment are general costs that are applicable to the consolidated group and are therefore not allocated to the other reportable segments. All costs reported within the Corporate Operations and Other segment are not included in the chief operating decision maker's evaluation of the operating income performance of the other operating segments. The new business segments reflect how the Company's operations are being managed, how operating performance within the Company is being evaluated by senior management and the structure of its internal financial reporting. In addition, the Company changed its definition of operating income for segment purposes to exclude restructuring and related charges and unusual costs that affect comparability. Accordingly, the financial information for the years ended February 28, 2003, and February 28, 2002, has been restated to conform to the new segment presentation. For the year ended February 29, 2004, restructuring and related charges and unusual costs consist of the flow through of inventory step-up and financing costs associated with the Hardy Acquisition of $22.5 million and $11.6 million, respectively, and restructuring and related charges of $48.0 million, including a write-down of commodity concentrate inventory of $16.8 million, partially offset by the relief from certain excise tax, duty and other costs incurred in prior years of $10.4 million. For the year ended February 28, 2003, restructuring and related charges and unusual costs consist of an asset impairment charge of $4.8 million recorded in connection with the Company's realignment of its business operations within the Constellation Wines segment. For the year ended February 28, 2002, restructuring and related charges and unusual costs consist of the write-off of the remaining deferred financing costs and unamortized discount associated with certain of the Company's senior subordinated notes which were redeemed in February 2002 of $2.6 million. The Company evaluates performance based on operating income of the respective business units. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in
Note  1  and include the recently adopted accounting pronouncements described in
Note 2. Transactions between segments consist mainly of sales of products and are accounted for at cost plus an applicable margin.

     Segment information is as follows:


                                                For the Years Ended
                                     ------------------------------------------
                                     February 29,   February 28,   February 28,
                                         2004           2003           2002
                                     ------------   ------------   ------------
(in thousands)
Constellation Wines:
--------------------
Net sales:
  Branded wine                       $  1,549,750   $    983,505   $    963,514
  Wholesale and other                     846,306        689,794        641,589
                                     ------------   ------------   ------------
Net sales                            $  2,396,056   $  1,673,299   $  1,605,103
Segment operating income             $    348,132   $    224,556   $    191,227
Equity in earnings of joint venture  $        542   $     12,236   $      1,667
Long-lived assets                    $  1,004,906   $    509,598   $    492,252
Investment in joint venture          $      8,412   $    123,064   $    110,520
Total assets                         $  4,789,199   $  2,429,890   $  2,323,295
Capital expenditures                 $     94,147   $     57,551   $     58,616
Depreciation and amortization        $     73,046   $     46,167   $     63,043


                                                For the Years Ended
                                     ------------------------------------------
                                     February 29,   February 28,   February 28,
                                         2004           2003           2002
                                     ------------   ------------   ------------
(in thousands)
Constellation Beers and Spirits:
--------------------------------
Net sales:
  Imported beers                     $    862,637   $    776,006   $    726,953
  Spirits                                 284,551        282,307        274,702
                                     ------------   ------------   ------------
Net sales                            $  1,147,188   $  1,058,313   $  1,001,655
Segment operating income             $    252,533   $    217,963   $    178,805
Long-lived assets                    $     80,388   $     79,757   $     78,516
Total assets                         $    718,380   $    700,545   $    711,484
Capital expenditures                 $      7,497   $      8,722   $      8,350
Depreciation and amortization        $      9,491   $      9,732   $     17,940

Corporate Operations and Other:
-------------------------------
Net sales                            $       -      $        -     $       -
Segment operating loss               $    (41,717)  $    (32,797)  $    (27,551)
Long-lived assets                    $     12,068   $     13,114   $      7,996
Total assets                         $     51,094   $     65,895   $     34,606
Capital expenditures                 $      3,450   $      5,302   $      4,182
Depreciation and amortization        $     19,417   $      4,190   $      4,421

Restructuring and Related
-------------------------
  Charges and Unusual Costs:
----------------------------
Net sales                            $      9,185   $       -      $       -
Operating loss                       $    (71,591)  $     (4,764)  $     (2,590)

Consolidated:
-------------
Net sales                            $  3,552,429   $  2,731,612   $  2,606,758
Operating income                     $    487,357   $    404,958   $    339,891
Equity in earnings of joint venture  $        542   $     12,236   $      1,667
Long-lived assets                    $  1,097,362   $    602,469   $    578,764
Investment in joint venture          $      8,412   $    123,064   $    110,520
Total assets                         $  5,558,673   $  3,196,330   $  3,069,385
Capital expenditures                 $    105,094   $     71,575   $     71,148
Depreciation and amortization        $    101,954   $     60,089   $     85,404

     The Company's areas of operations are principally in the United States. Operations outside the United States are primarily in the United Kingdom and Australia and are included within the Constellation Wines segment.

     Geographic data is as follows:


                                                              For the Years Ended
                                                   ------------------------------------------
                                                   February 29,   February 28,   February 28,
                                                       2004           2003           2002
                                                   ------------   ------------   ------------
(in thousands)
Net sales
---------
  United States                                    $  2,169,798   $  1,941,794   $  1,886,861
  Non-U.S.                                            1,382,631        789,818        719,897
                                                   ------------   ------------   ------------
    Total                                          $  3,552,429   $  2,731,612   $  2,606,758
                                                   ============   ============   ============

Significant non-U.S. revenue sources include:
  United Kingdom                                   $  1,128,022   $    789,818   $    719,897
  Australia                                        $    205,696   $       -      $       -
  New Zealand                                      $     32,533   $       -      $       -



                                                   February 29,   February 28,
                                                       2004           2003
                                                   ------------   ------------
Long-lived assets
-----------------
  United States                                    $    518,015   $    454,016
  Non-U.S.                                              579,347        148,453
                                                   ------------   ------------
    Total                                          $  1,097,362   $    602,469
                                                   ============   ============

Significant non-U.S. long-lived assets include:
  United Kingdom                                   $    183,214   $    148,453
  Australia                                        $    340,510   $       -
  New Zealand                                      $     55,532   $       -

23.  ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED:

     In December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 (revised December 2003) ("FIN No. 46(R)"), "Consolidation of Variable Interest Entities--an interpretation of ARB No. 51", which will replace FASB Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities," upon its effective date. FIN No. 46(R) retains many of the basic concepts introduced in FIN No. 46; however, it also introduces a new scope exception for certain types of entities that qualify as a business as defined in FIN No. 46(R) and revises the method of calculating expected losses and residual returns for determination of primary beneficiaries, including new guidance for assessing variable interests. The application of the transition requirements of FIN No. 46(R) with regard to special purpose entities and existing variable interest entities did not result in any entities requiring consolidation or any additional disclosures. The Company is continuing to evaluate the impact of FIN No. 46(R) for its adoption as of May 31, 2004. However, it is not expected to have a material impact on the Company's consolidated financial statements.

     In December 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 (revised 2003) ("SFAS No. 132(R)"), "Employers' Disclosures about Pensions and Other Postretirement Benefits--an amendment of FASB Statements No. 87, 88, and 106." SFAS No. 132(R) supersedes
Statement of Financial Accounting Standards No. 132 ("SFAS No. 132"), by revising employers' disclosures about pension plans and other postretirement benefit plans. SFAS No. 132(R) requires additional disclosures to those in SFAS No. 132 regarding the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS No. 132(R) also amends Accounting Principles Board Opinion No. 28 ("APB Opinion No. 28"), "Interim Financial Reporting," to require additional disclosures for interim periods. The Company has adopted certain of the annual disclosure provisions of SFAS No. 132(R), primarily those related to its U.S. postretirement plan, for the fiscal year ending February 29, 2004. The

Company is required to adopt the remaining annual disclosure provisions, primarily those related to its foreign plans, for the fiscal year ending February 28, 2005. The Company is required to adopt the amendment to APB Opinion No. 28 for financial reports containing condensed financial statements for interim periods beginning March 1, 2004.

     In March 2004, the Financial Accounting Standards Board issued a proposed statement, "Share-Based Payment, an amendment of FASB Statements No. 123 and 95." The objective of the proposed statement is to require recognition in an entity's financial statements of the cost of employee services received in exchange for equity instruments issued, and liabilities incurred, to employees in share-based payment (or compensation) transactions based on the fair value of the instruments at the grant date. The proposed statement would eliminate the alternative of continuing to account for share-based payment arrangements with employees under APB No. 25 and require that the compensation cost resulting from all share-based payment transactions be recognized in an entity's financial statements. If adopted in its current form, the proposed statement would be effective for awards that are granted, modified, or settled in fiscal years beginning after December 15, 2004. Also, if adopted in its current form, the proposed statement could result in a significant charge to the Company's Consolidated Statement of Income for the fiscal year ended February 28, 2006.

24.  SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

     A summary of selected quarterly financial information is as follows:


                                                                 QUARTER ENDED
                                             ------------------------------------------------------
                                               May 31,     August 31,   November 30,   February 29,
             Fiscal 2004                        2003          2003          2003           2004        Full Year
-------------------------------------        -----------   ----------   ------------   ------------   -----------
(in thousands, except per share data)
Net sales(1)                                 $   772,801   $  911,065   $    987,248   $    881,315   $ 3,552,429
Gross profit(1)                              $   209,085   $  240,532   $    282,616   $    243,555   $   975,788
Net income(2)                                $    39,189   $   35,564   $     82,840   $     62,821   $   220,414
Earnings per common share(3):
  Basic                                      $      0.42   $     0.35   $       0.76   $       0.57   $      2.13
                                             ===========   ==========   ============   ============   ===========
  Diluted                                    $      0.41   $     0.34   $       0.73   $       0.55   $      2.06
                                             ===========   ==========   ============   ============   ===========


                                                                 QUARTER ENDED
                                             -----------------------------------------------------
                                               May 31,     August 31,   November 30,   February 28,
             Fiscal 2003                        2002          2002          2002           2003        Full Year
-------------------------------------        -----------   ----------   ------------   ------------   -----------
(in thousands, except per share data)
Net sales                                    $   650,393   $  689,806   $    738,379   $    653,034   $ 2,731,612
Gross profit                                 $   176,726   $  193,262   $    213,494   $    177,233   $   760,715
Net income(4)                                $    37,369   $   49,572   $     64,344   $     52,021   $   203,306
Earnings per common share(3):
  Basic                                      $      0.42   $     0.55   $       0.71   $       0.57   $      2.26
                                             ===========   ==========   ============   ============   ===========
  Diluted                                    $      0.40   $     0.53   $       0.69   $       0.56   $      2.19
                                             ===========   ==========   ============   ============   ===========

(1) In the third quarter of fiscal 2004, the Company revised its accounting policy with regard to the income statement presentation of the reclassification adjustments of cash flow hedges of certain sales transactions. These cash flow hedges are used to reduce the risk of foreign currency exchange rate fluctuations resulting from the sale of product denominated in various foreign currencies. As such, the Company's revised accounting policy is to report the reclassification adjustments from AOCI to sales. Previously, the Company reported such reclassification adjustments in selling, general and administrative expenses. This change in accounting policy resulted in a reclassification which increased selling, general and administrative expenses and sales by $1.2 million and $2.3 million for the three months ended May 31, 2003, and August 31, 2003, respectively. No such reclassification was required for the comparable prior year periods. This reclassification did not affect operating income or net income.


(2) In Fiscal 2004, the Company recorded net unusual costs consisting of the flow through of inventory step-up and financing costs associated with the Hardy Acquisition; restructuring and related charges resulting from (i) the realignment of business operations in the Constellation Wines segment and
     (ii) the Company's decision to exit the commodity concentrate product line in the U.S. and sell its winery located in Escalon, California; and gains from the relief of certain excise tax, duty and other costs incurred in prior years. The following table identifies these items, net of income taxes, by quarter and in the aggregate for Fiscal 2004:


                                                                 QUARTER ENDED
                                             ------------------------------------------------------
                                               May 31,     August 31,   November 30,   February 29,
             Fiscal 2004                        2003          2003          2003           2004        Full Year
-------------------------------------        -----------   ----------   ------------   ------------   -----------
(in thousands, net of tax)
Flow through of inventory step-up            $     3,531   $    5,770   $      1,741   $      3,340   $    14,382
Financing costs                                    2,582        3,334          1,490           -            7,406
Concentrate inventory write-down                    -          10,769           -              -           10,769
Restructuring charges                              1,482       10,934          5,176          2,347        19,939
Relief of certain excise tax, duty
  and other costs                                   -            -              -            (6,678)       (6,678)
                                             -----------   ----------   ------------   ------------   -----------
    Total restructuring and related
      charges and unusual costs              $     7,595   $   30,807   $      8,407   $       (991)  $    45,818
                                             ===========   ==========   ============   ============   ===========

(3) The sum of the quarterly earnings per common share in Fiscal 2004 and Fiscal 2003 may not equal the total computed for the respective years as the earnings per common share are computed independently for each of the quarters presented and for the full year.

(4) During the fourth quarter of Fiscal 2003, the Company's Constellation Wines segment recorded an asset impairment charge of $4.8 million in connection with the planned closure of two of its production facilities in Fiscal 2004.